                                                                    EXHIBIT 10.1
--------------------------------------------------------------------------------

                           Stock Purchase Agreement

                                     Among

                               MCC-Troy, LLC and

                             Premiere Labels, Inc.

                             and its Shareholders:

                      Michael G. Magel, Judith A. Magel,

                        Eric D. Magel, David A. Nosker,

                    Michelle L. Nosker and Wilfred B. Bruns


-------------------------------------------------------------------------------



                               October 25, 2001

                               TABLE OF CONTENTS


     Section                                                                                              Page
     1.  Definition of Certain Terms .....................................................................   1

     2.  Purchase and Sale of Stock ......................................................................   1

     3.  Preliminary Purchase Price and Purchase Price ...................................................   1
         3.1   Preliminary Purchase Price ................................................................   1
         3.2   Post-Closing Adjustment to Preliminary Purchase Price .....................................   2
         3.3   Purchase Price ............................................................................   3

     4.  Closing .........................................................................................   4
         4.1   Closing ...................................................................................   4
         4.2   Closing Date ..............................................................................   4

     5.  Representations and Warranties of the Company and Sellers .......................................   4
         5.1   Authority; Consents; Enforcement; Noncontravention ........................................   4
         5.2   Ownership of Shares .......................................................................   5
         5.3   Notes Taken For Investment ................................................................   5
         5.4   Corporate Status ..........................................................................   5
         5.5   Qualification of the Company in Other States ..............................................   5
         5.6   Capitalization, Stock Ownership and Rights ................................................   6
         5.7   Subsidiaries and Investments ..............................................................   6
         5.8   Financial Statements ......................................................................   6
         5.9   Absence of Undisclosed Liabilities ........................................................   7
         5.10  Absence of Certain Events .................................................................   7
         5.11  Accounts Receivable .......................................................................   9
         5.12  Books of Account, Records and Minute Books ................................................   9
         5.13  Certain Payments ..........................................................................  10
         5.14  Compliance With Legal Requirements; Governmental Authorizations ...........................  10
         5.15  Computer Systems; Software ................................................................  11
         5.16  Condition and Sufficiency of Assets .......................................................  13
         5.17  Contracts .................................................................................  14
         5.18  Customers of the Company; Conditions Affecting the Company ................................  15
         5.19  Employee Benefits .........................................................................  15
         5.20  Employees .................................................................................  19
         5.21  Environmental Matters .....................................................................  20
         5.22  Financial Projections .....................................................................  22
         5.23  Insurance .................................................................................  22
         5.24  Intellectual Property .....................................................................  23
         5.25  Labor Relations; Compliance ...............................................................  25
         5.26  Litigation; Orders ........................................................................  25

                              TABLE OF CONTENTS

     Section                                                                                              Page
         5.27  No Agent, Finder or Broker ...............................................................   26
         5.28  Products .................................................................................   26
         5.29  Real Property ............................................................................   27
         5.30  Similar Business Ownership ...............................................................   29
         5.31  Status of Contracts and Leases ...........................................................   29
         5.32  Studies ..................................................................................   29
         5.33  Taxes; Tax Returns; Tax Elections ........................................................   29
         5.34  Title to Properties ......................................................................   30
         5.35  Completeness of Statement; Effect of Representations and Warranties ......................   31

      6. Representations and Warranties of Buyer ........................................................   31
         6.1   Corporate Status .........................................................................   31
         6.2   Authority; Consents; Enforcement; Noncontravention .......................................   31
         6.3   No Agent, Finder or Broker ...............................................................   32
         6.4   Investment Intent ........................................................................   32
         6.5   Completeness of Statement; Effect of Representations and Warranties ......................   32

      7. Covenants of the Parties .......................................................................   32
         7.1   No Negotiation ...........................................................................   32
         7.2   Operations of the Company Pending Closing ................................................   33
         7.3   Investigation of the Company by Buyer ....................................................   33
         7.4   Title Insurance ..........................................................................   34
         7.5   Lien and Litigation Searches .............................................................   35
         7.6   Transition of Company ....................................................................   35
         7.7   Further Assurances .......................................................................   35
         7.8   Actions of the Parties ...................................................................   35
         7.9   Compliance With Conditions ...............................................................   36
         7.10  Consents; Actions ........................................................................   36
         7.11  Tax Returns ..............................................................................   36
         7.12  Insurance ................................................................................   36
         7.13  Florida Property .........................................................................   37
         7.14  Consent to Use of Similar Name ...........................................................   37

      8. Conditions To Closing ..........................................................................   37
         8.1 Conditions to Obligations of Buyer .........................................................   37
         8.2 Conditions to Obligations of the Company and Sellers .......................................   38

      9. Termination ....................................................................................   39
         9.1 Termination of Agreement ...................................................................   39
         9.2 Effect of Termination ......................................................................   39

                               TABLE OF CONTENTS

Section                                                                                             Page
10. Deliveries and Actions To Be Taken At The Closing ..............................................  40
    10.1   Deliveries by the Company and Sellers ...................................................  40
    10.2   Deliveries by Buyer .....................................................................  40
    10.3   Actions and Deliveries Simultaneous .....................................................  41

11. Indemnification; Remedies ......................................................................  41
    11.1   Survival; Right to Indemnification Not Affected by Knowledge ............................  41
    11.2   Indemnification and Payment of Damages By Sellers .......................................  41
    11.3   Indemnification and Payment of Damages by Sellers -- Environmental Matters...............  42
    11.4   Indemnification By Buyer ................................................................  43
    11.5   Time Limitations ........................................................................  44
    11.6   Indemnity Claims ........................................................................  44
    11.7   Right of Set-Off ........................................................................  45
    11.8   No Liability of the Company .............................................................  45
    11.9   Contribution ............................................................................  46
    11.10  Assignment of Indemnified Claims ........................................................  46

12. Sellers' Agent .................................................................................  46

13. Mediation of Claims; Arbitration of Certain Claims .............................................  46
    13.1   Party Mediation of Claims ...............................................................  46
    13.2   Structured Mediation of Claims ..........................................................  47
    13.3   Arbitration of Certain Claims ...........................................................  48
    13.4   Exclusive Procedures ....................................................................  49
    13.5   Tolling of Statutes of Limitation .......................................................  49
    13.6   Exclusions From Section .................................................................  49

14. Miscellaneous Provisions .......................................................................  49
    14.1   Confidentiality of Agreement ............................................................  49
    14.2   Consent to Jurisdiction .................................................................  50
    14.3   Construction ............................................................................  50
    14.4   Counterparts ............................................................................  51
    14.5   Entire Agreement ........................................................................  51
    14.6   Exhibits and Schedules ..................................................................  51
    14.7   Expenses ................................................................................  51
    14.8   Further Assurances ......................................................................  51
    14.9   Governing Law ...........................................................................  51
    14.10  Headings; Sections Titles ...............................................................  51
    14.11  Invalidity of Provisions; Severability ..................................................  51
    14.12  No Public Announcement ..................................................................  52
    14.13  No Third Party Beneficiaries ............................................................  52

     14.14  Notices ................................................................................  52
     14.15  Post-Closing Access ....................................................................  53
     14.16  Specific Performance ...................................................................  54
     14.17  Successors and Assigns .................................................................  54
     14.18  Time of Essence ........................................................................  54
     14.19  Waiver .................................................................................  54

                                    EXHIBITS

Exhibit    Description                                                                   Section
A          Note .........................................................................    3.1
B          Certificate of Authority of Sellers and the Company...........................   10.1(b)
C          Sellers' Noncompetition Agreements ...........................................   10.1(d)
D          Form Confidentiality Agreement ...............................................   10.1(e)
E          Opinion from Counsel for Sellers .............................................   10.1(g)
F          Certificate of Authority for Buyer ...........................................   10.2(a)

                                   SCHEDULES

Description                                                                               Schedule
Sellers' Consents .......................................................................    5.1(c)
Organizational Documents of the Company .................................................    5.4
Qualification as Foreign Corporation ....................................................    5.5
Subsidiaries and Investments ............................................................    5.7
Financial Statements ....................................................................    5.8
Absence of Undisclosed Liabilities ......................................................    5.9
Absence of Certain Events ...............................................................    5.10
Accounts Receivable .....................................................................    5.11
Compliance with Legal Requirements ......................................................    5.14(a)
Governmental Authorizations .............................................................    5.14(b)
Software ................................................................................    5.15(b)
Contracts ...............................................................................    5.17
Customers of the Company ................................................................    5.18
Employee Benefit Plans ..................................................................    5.19
Employee Benefit Plans Liability ........................................................    5.19(b)
Compliance of Benefit Plans With ERISA and Code .........................................    5.19(c)
Multi-Employer Plans ....................................................................    5.19(d)
Post-Retirement Benefits ................................................................    5.19(e)
Health Care Claims ......................................................................    5.19(j)
Officers and Employees of the Company ...................................................    5.20
Environmental Matters ...................................................................    5.21
Insurance ...............................................................................    5.23
Ownership of Intellectual Property ......................................................    5.24(a)
Patents .................................................................................    5.24(b)
Marks ...................................................................................    5.24(c)
Copyrights ..............................................................................    5.24(d)
Royalties ...............................................................................    5.24(f)
Employee Agreements .....................................................................    5.24(g)
Litigation ..............................................................................    5.26
Product Terms and Conditions ............................................................    5.28(a)
Real Property - Owned ...................................................................    5.29(a)

Real Property - Encumbrances .................................................................  5.29(a)(1)
Real Property - Leased .......................................................................  5.29(b)
Similar Business Ownership ...................................................................  5.30
Status of Contracts and Leases ...............................................................  5.31
Studies ......................................................................................  5.32
Taxes ........................................................................................  5.33
Title to Properties ..........................................................................  5.34
Facts Relating To Representations and Warranties - Seller.....................................  5.35
Buyer Consents ...............................................................................  6.2(b)
Facts Relating To Representations and Warranties - Buyer......................................  6.5
Environmental Matters Insurance Policy .......................................................  7.12
Necessary Consents ...........................................................................  8.1(d)
Debt to be Paid at Closing ................................................................... 10.2(g)

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is entered into this October 25, 2001, among MCC-Troy, LLC ("Buyer"), an Ohio limited liability company, Premiere Labels, Inc. (the "Company"), an Ohio corporation, Michael G. Magel ("M. Magel"), an individual residing in Florida, Judith A. Magel ("J. Magel"), an individual residing in Florida, Eric D. Magel ("E. Magel"), an individual residing in Florida, David A. Nosker ("D. Nosker"), an individual residing in Ohio, Michelle
L. Nosker ("M. Nosker"), an individual residing in Ohio, and Wilfred B. Bruns ("Bruns"), an individual residing in Ohio. M. Magel, J. Magel, E. Magel, D. Nosker, M. Nosker and Bruns are referred to individually as "Seller" and collectively as "Sellers."

     Recitals:

     A.  Sellers own all of the outstanding capital stock of the Company.

     B. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, for the consideration and pursuant to the terms, conditions and covenants of this Agreement all of the outstanding capital stock of the Company.

     Agreement:

     Now, Therefore, the parties hereby agree as follows:

        1. Definition of Certain Terms. In addition to the terms defined in this Agreement, certain other terms used in this Agreement are defined in the Appendix attached hereto, and, when used herein, shall have the meaning set forth in the Appendix, which is incorporated herein by reference.

        2. Purchase and Sale of Stock. Upon the terms and subject to the conditions set forth herein, each Seller shall sell, transfer, convey, assign and deliver to Buyer at the Closing, and Buyer shall purchase and accept delivery from each of Sellers at the Closing, all of the Shares owned by such Seller.

        3. Preliminary Purchase Price and Purchase Price.

              3.1 Preliminary Purchase Price. Buyer shall pay to Sellers at the Closing, for and in consideration of the sale by Sellers to Buyer of the Shares, $3,388,000 (the "Preliminary Purchase Price"), as reduced in Section 3.2(e)(2), which amount shall be payable to Seller in the proportions and manner set forth in the following table:

                                                                                                   Amount
                                                            Total                             Received by Each
                                                            Amount                             Seller on 1st,
                                                            Received        Total Amount          2nd & 3rd
     Seller          % Ownership       Amount Receive      Following          Received          Anniversaries
                                         at Closing         Closing
     M. Magel           14.58%          $  286,016       $  193,375         $  479,391           $   64,458
     J. Magel           14.58%             286,016          193,375            479,391               64,458
     E. Magel           29.17%             572,228          386,882            959,110              128,961
     D. Nosker          12.50%             245,213          165,786            410,999               55,262
     M. Nosker          16.67%             327,015          221,094            548,109               73,698
     W. Bruns           12.50%             245,212          165,788            411,000               55,263
                  ----------------------------------------------------------------------------------------------
     Total             100.00%          $1,961,700       $1,326,300         $3,288,000           $  442,100

     The amounts set forth opposite each Seller's name in the table above in the "Total Amount to be Received Following Closing" column will be represented by a subordinated Promissory Note to each Seller in the form of Exhibit A (each
                                                                ---------
a "Note"). Each such Note shall (a) be guaranteed by Multi-Color Corporation,
(b) require three equal payments of principal as set forth in the last column of the table above and (c) be executed and delivered to the respective Sellers at the Closing.

          3.2 Post-Closing Adjustment to Preliminary Purchase Price.

               (a) Preparation of Draft Closing Date Balance Sheet. Within 90 days after the Closing Date, Buyer, shall prepare and deliver to Sellers a draft Balance Sheet (the "Draft Closing Date Balance Sheet") for the Company as of the close of business on the Closing Date prepared in accordance with GAAP.

               (b) Resolution of Draft Closing Date Balance Sheet. If Sellers do not give written notice to Buyer disputing Buyer's determinations within 15 days of the receipt of the Draft Closing Date Balance Sheet by Sellers, the Draft Closing Date Balance Sheet shall become the Closing Date Balance Sheet and the Preliminary Purchase Price shall be adjusted in accordance with such determination as provided in Section 3.2(e). If Sellers dispute Buyer's
                             --------------
determination of the Draft Closing Date Balance Sheet by written notice thereof to Buyer within 15 days of the receipt of the Draft Closing Date Balance Sheet by Sellers, Buyer and Sellers shall thereafter attempt to resolve such dispute within 15 days of Sellers' Notice. If the parties cannot resolve the dispute within that 15 day period, Sellers shall then appoint Arthur Andersen LLP ("Arthur Andersen") as their representative, who shall meet with Buyer and review the disputed determination. If the Buyer and/or Andersen cannot resolve the dispute within 30 days, Deloitte & Touche LLP ("Deloitte") shall be mutually appointed by Buyer and Sellers as the accounting firm to review the determination and the decision of Deloitte shall be final and binding on the parties hereto. Sellers shall pay the costs and expenses of Arthur Andersen, and, if appointed, Buyer and Sellers shall each pay half of the costs and expenses of Deloitte. GAAP shall be applied by all parties and accounting firms in determining the Draft Closing Date Balance Sheet, Closing Date Balance Sheet and the Purchase Price Adjustment hereunder. Neither the determination of the Closing Date Balance Sheet nor the adjustment to the Preliminary Purchase Price pursuant to Sections 3.2(a) and 3.2(e) shall limit, reduce or otherwise affect or alter the representations, warranties and covenants of the parties contained herein, including, without limitation, their indemnification obligations under Section 11.

               (c) Inventory and Other Cooperation. Effective as of the close of business on the Closing Date, representatives of the Company and Buyer shall compile the inventory of the Company. The Company and Buyer shall each cause their respective employees to cooperate and assist each other in making available the information needed in the preparation of the Draft Closing Date Balance Sheet.

               (d) Access to Financial Information After the Closing. Buyer shall make the work papers and back-up materials used in preparing the Draft Closing Date Balance Sheet available to Sellers and their accountants and other representatives at reasonable times and upon reasonable notice at any time during (1) the preparation by Buyer of the Draft Closing Date Balance Sheet, (2) the review by Sellers of the Draft Closing Date Balance Sheet and (3) the resolution by the parties of any objections thereto.

               (e) Adjustment to Preliminary Purchase Price. The Preliminary Purchase Price is based on the estimate of the parties that the Shareholders' Equity of the Company on the Closing Date will be $1,193,000 ("Estimated Shareholders' Equity"). The Preliminary Purchase Price shall be adjusted as follows:

                         (1) If the excess of the assets over the liabilities as shown on the Closing Date Balance Sheet ("Shareholders' Equity") exceeds the Estimated Shareholders' Equity, Buyer shall pay to Sellers an amount equal to such excess, plus interest thereon at the prime rate in effect at PNC Bank, N.A. as of the Closing Date (the "Prime Rate") from the Closing Date, by delivery of immediately available funds within three Business Days after the date on which the Closing Date Balance Sheet finally is determined pursuant to Section 3.2(b). This additional amount shall be paid
                            --------------
     to Sellers in the proportions set forth in Section 3.1.
                                                -----------

                         (2) If the Shareholders' Equity is less than the Estimated Shareholders' Equity, Sellers shall pay to Buyer an amount equal to such deficiency, provided however, that this amount shall not exceed $100,000. A preliminary purchase price adjustment of One Hundred Thousand Dollars ($100,000) shall be deducted from the total amount paid to Sellers at the Closing. The amounts paid to each Seller at Closing reflect a downward adjustment hereunder of $100,000. This adjustment is reflected in the column titled "Amount Received at Closing" in Section 3.1. If the
                                                       -----------
     purchase price adjustment under this Section 3.2(e)(2) is less than
                                          -----------------
     $100,000 but more than zero, Buyer shall pay Sellers the difference between $100,000 and the actual purchase price adjustment in the proportions set forth in Section 3.1. Under no circumstance shall the preliminary purchase
              -----------
     price be adjusted downward beyond the $100,000 downward adjustment already effected under this Section 3.2(e)(2).
                         -----------------

               3.3 Purchase Price. The Preliminary Purchase Price, as so adjusted, is referred to herein as the "Purchase Price."

     4.  Closing.

               4.1 Closing. The closing of the Contemplated Transactions (the "Closing") shall take place at the offices of Greenebaum Doll & McDonald PLLC at 10:00 a.m., local time.

               4.2 Closing Date. The Closing shall occur on October 25, 2001 if all of the conditions set forth in Section 8 have been fulfilled by such date.
                                   ---------
If all of such conditions have not been fulfilled by such date, then the Closing shall take place (a) on such other date which is two Business Days after the party obligated to fulfill such conditions shall have notified the other party that the last of such conditions has been satisfied or waived or (b) on such other date as the parties may agree, provided that the date of the Closing ("Closing Date") shall in no event be later than October 31, 2001.

     5. Representations and Warranties of the Company and Sellers. The Company and Sellers, jointly and severally, hereby represent and warrant to Buyer as follows:

               5.1 Authority; Consents; Enforcement; Noncontravention.

                         (a) Authority of Sellers. This Agreement and the Seller
Ancillary Documents constitute the legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their terms. Sellers have the absolute and unrestricted right, power, authority and capacity (and, for the Company, the absolute and unrestricted corporate right, power, authority and capacity) to execute and deliver this Agreement and the Seller Ancillary Documents and to perform their obligations under this Agreement and the Seller Ancillary Documents. Sellers do not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Body in order to consummate the Contemplated Transactions.

                         (b) Authority of the Company. This Agreement and the
Seller Ancillary Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Company has the absolute and unrestricted corporate right, power, authority and capacity to execute and deliver this Agreement and the Seller Ancillary Documents and to perform its obligations under this Agreement. The Company does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Body in order to consummate the Contemplated Transactions.

                         (c) Consents. Except as set forth on Schedule 5.1(c),
                                                              ---------------
no consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Body is required for the performance of the terms of this Agreement by Sellers or the Company.

                         (d) Enforcement. This Agreement and the Seller
Ancillary Documents shall be duly executed and delivered by Sellers and the Company and constitute the legal, valid and binding obligations of Sellers and the Company, enforceable in accordance with their terms.

                    (e) Noncontravention. Neither the execution and the delivery of this Agreement and the Seller Ancillary Documents, nor the compliance with or the fulfillment of the terms, conditions and provisions hereof or thereof, will
(1) violate any Legal Requirement of the Company or Sellers or, for the Company, any provision of its code of regulations, (2) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or result in the imposition of or creation of any Encumbrance upon or with respect to any of the assets or properties owned or used by the Company, (3 require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company or Sellers are a party or by which they are bound or to which any of their assets or properties are subject or (4) require the approval, consent, authorization or act of, or the making by the Company of any declaration, filing or registration with any Person.

          5.2 Ownership of Shares. Each Seller holds of record and owns beneficially the number of Shares set forth opposite his or her name in Section
                                                                        -------
3.1, free and clear of all Encumbrances.
---

          5.3 Notes Taken For Investment. Each Seller (a) understands that the Note such Seller shall received has not been and shall not be registered under the Securities Act of 1933 or under any state securities laws and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is requiring the Note solely for his or her own account for investment purposes and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning Buyer and Multi-Color Corporation and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Note and (e) is able to bear the economic risk and lack of liquidity inherent in holding the Note.

          5.4 Corporate Status. The Company is a corporation duly incorporated and validly existing under the laws of the State of Ohio, is in good standing in that state and is authorized to transact business in such state. The Company has, and at all times has had, full corporate power and authority to own and lease its properties as such properties are now owned and leased and to conduct its business as and where such business has and is now being conducted. Set forth on Schedule 5.4 are true and complete copies of the Articles of
         ------------
Incorporation and Code of Regulations of the Company, as amended to the date hereof.

          5.5 Qualification of the Company in Other States. The Company is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 5.5. Neither the nature of the business of,
                           ------------
nor the character and location of the properties owned or leased by, the Company makes qualification of it as a foreign corporation necessary under the laws of any jurisdiction other than as set forth on Schedule 5.5. The jurisdictions set
                                            ------------
forth on Schedule 5.5 are the only jurisdictions in which the character of the
         ------------

Company's properties or the nature of its business requires qualification or, if not qualified, the failure to so qualify would not have an Adverse Effect with respect to the Company, other than the obligation to pay nominal filing fees and penalties in order to be qualified therein.

               5.6  Capitalization, Stock Ownership and Rights.

                         (a) Capitalization. The authorized capital stock of the
Company consists of 750 shares of par value voting common stock ("Common Stock"). There are 400 shares of Common Stock issued and outstanding ("Shares"). All of the Shares are duly authorized, validly issued, fully-paid and non-assessable and are collectively held by Sellers as set forth in Section 3.1. The
                                                                -----------
Shares constitute all of the issued and outstanding capital stock of the Company.

                         (b) No Outstanding Rights. There are no outstanding
agreements, arrangements, subscriptions, options, warrants, calls, rights or other commitments of any character relating to the issuance, sale, purchase or redemption of Common Stock, nor are there any agreements, commitments or arrangements not yet fully performed which would have the same result. There are no outstanding securities of the Company other than the Shares.

                         (c) Stock Issued in Compliance With Laws. None of the
Common Stock has been issued in violation of any Legal Requirement pertaining to the issuance of securities or in violation of any rights, pre-emptive or otherwise, of any present or past shareholder of the Company.

               5.7 Subsidiaries and Investments. Except as set forth on Schedule
                                                                        --------
5.7, the Company does not, directly or indirectly, (a) own, of record or
---
beneficially, any outstanding voting securities or other equity interests in any Person or (b) Control any Person which is involved in or relates to the Company.

               5.8 Financial Statements. Schedule 5.8 contains copies of the
                                         ------------
Company's (a) unaudited balance sheets and statements of income, changes in shareholders' equity and cash flows of the Company (including the notes thereto) for the years ended September 30, 1998, 1999 and 2000, (b) unaudited balance sheet (the "Acquisition Balance Sheet") and statement of income, changes in shareholders' equity and cash flows of the Company (including the notes thereto) for the period ended March 31, 2001 and (c) an unaudited balance sheet ("Interim Balance Sheet") and statement of income, changes in shareholders' equity and cash flow of the Company for the year ended September 30, 2001 (the "Interim Period"). Each of the documents listed in Sections 5.8(a) through 5.8(c) are
                                           --------------         ------
collectively referred to as the "Financial Statements."

         The Financial Statements (including the notes thereto) (1) represent actual, bona fide transactions and were prepared in accordance with GAAP, (2) present fairly the financial condition of the Company as of the respective dates of the Financial Statements and the results of operations, changes in shareholders' equity and cash flows of the Company for such periods, (3) are consistent with the Books and Records of the Company and (4) do not contain any items of special or nonrecurring nature, provided the Financial Statements for the Interim Period are subject to normal year-end adjustments, which shall not be material, individually or in the aggregate and lack footnotes and other presentation items (that, if presented, would not differ materially from those included on the Acquisition Balance Sheet). No financial statement of any Person other than the Company is required by GAAP to be included in the Financial Statements of the Company.

               5.9 Absence of Undisclosed Liabilities. The Company has no Liabilities, except those shown (and in the amounts shown) on the face of the Interim Balance Sheet on Schedule 5.9. From the date of the Interim Balance
                         ------------
Sheet to the date hereof, except as shown on Schedule 5.9, the Company has not
                                             ------------
incurred or become subject to any Liability, other than Liabilities incurred in the Ordinary Course of Business all of which have been paid in full in the Ordinary Course of Business or are reflected on the Company's regular books of account and none of which (a0 is inconsistent with the representations, warranties and covenants of the Company and Sellers contained herein or with any other provisions of this Agreement or (b) has or may be expected to have an Adverse Effect on the Company.

               5.10 Absence of Certain Events. Since March 31, 2001, the Company has not, except as set forth on Schedule 5.10:
                                -------------

                         (a) issued, sold, purchased or redeemed any stock,
bonds, debentures, notes or other corporate securities or issued, sold or granted any option, warrant or right to acquire any thereof;

                         (b) waived or released any debts, claims, rights of
value, suffered any extraordinary loss, written down the value of any inventories or other assets or written down or off any receivable in excess of $5,000 for any one event or in excess of $10,000 in the aggregate;

                         (c) made any capital expenditures or capital
commitments in excess of $5,000 for any single expenditure or series of related transactions or in excess of $10,000 in the aggregate;

                         (d) made any change in the business, operations or the
manner of conducting the business or operations of the Company, other than changes in the Ordinary Course of Business, none of which has, and which in the aggregate have not had, an Adverse Effect;

                         (e) terminated, placed on probation, disciplined,
warned or experienced any dissatisfaction with, any officer or supervisory employee of the Company;

                         (f) experienced any resignations of, or had any
disputes involving the employment or agency relationship with any of the employees or agents of the Company which could have an Adverse Effect;

                         (g) suffered any casualty, damage, destruction or loss
to any of its properties in excess of $5,000 for any one event or in excess of $10,000 in the aggregate;

                         (h) declared, set aside or paid any dividends or
distributions in respect of the Shares;

                         (i) paid or obligated itself to pay any bonuses or
extraordinary compensation to or made any increase (except increases in the Ordinary Course of Business) in the compensation payable (or to become payable by it) to, any of its directors, officers, employees, agents or other representatives of the Company;

                         (j) terminated or amended, or suffered the termination
or amendment of, any material contract, lease, agreement, license or other instrument to which it is or was a party;

                         (k) adopted, modified or amended any plan or agreement
listed on Schedule 5.19 so as to increase the benefits due the employees of the
          -------------
Company under any such plan or agreement;

                         (l) made any loan or advance to any Person (except a
normal travel or other reasonable expense advance to its officers and employees);

                         (m) suffered an Adverse Effect on the Company;

                         (n) subjected any of its assets or properties to any
Encumbrances or to any other similar charge of any nature whatsoever;

                         (o) paid any funds to any of its officers or directors,
or to any family member of any of them, or any Person in which any of the foregoing have any direct or indirect interest, except for the payment of installments of annual salaries and the bonuses accrued at March 31, 2001;

                         (p) disposed of, encumbered or agreed to dispose of or
encumber, any of its properties or assets other than in the Ordinary Course of Business, consistent with past practices;

                         (q) entered into any transactions other than in the
Ordinary Course of Business;

                         (r) made any change in accounting principles, methods
or practices;

                         (s) entered into any agreement, contract, lease or
license (or series of related agreements, contracts, leases or licenses) either involving more than $5,000 or made outside the Ordinary Course of Business;

                         (t) delayed or postponed the payment of any accounts
payable or other Liabilities outside the Ordinary Course of Business;

                         (u) been a party to any other occurrence, event,
incident, action, failure to act or transaction outside the Ordinary Course of Business involving the Company; or

                         (v) entered into any agreement or commitment (whether
or not in writing) to do any of the above;

                         (w) suffered any product warranty or liability claims.
and the Company has:

                         (x) used its Reasonable Best Efforts to (1) preserve
the business and organization of the Company, (2) keep available, without entering into any binding agreement, the services of the Company's employees and
(3) preserve the goodwill of the Company's customers and others having business relationships with the Company; and

                         (y) continued its business and maintained its
operations and equipment, books of account, records and files in the Ordinary Course of Business.

               5.11 Accounts Receivable. All accounts receivable of the Company reflected on the Acquisition Balance Sheet and the Interim Balance Sheet or on the accounting records of the Company (the "Receivables") (a) represent valid and bona fide obligations arising from sales actually made or services actually rendered by the Company in the Ordinary Course of Business, (b0 are correct as to amount, (c) are legally enforceable according to their terms and (d) have no right of defense, counter claims or set-off against them. Unless paid prior to the Closing Date, the Receivables are or will be as of the Closing Date, current and collectible net of the respective reserves shown on the Acquisition Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Receivables as of the Closing Date than the reserve reflected therein and will not represent an adverse change in the composition of such Receivables in terms of aging). Subject to such reserves, each of the Receivables either has been or will be collected in full, without any set-off, within 90 days of which it first becomes due and payable. There is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, by any obligor of a Receivable relating to the amount or validity of such Receivable. Schedule 5.11 contains a complete and
                                       -------------
accurate list of all Receivables as of the date of the Interim Balance Sheet, which list sets forth the aging of such Receivables.

               5.12 Books of Account, Records and Minute Books. Prior to the execution of this Agreement, the Company made available to Buyer for its examination the Books and Records. The Books and Records are true and complete in all respects, have been maintained in accordance with sound business practices and the requisite requirements of section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Company is subject to such section) including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held and corporate action taken by the shareholders, the board of directors and the committees of the board of directors of the Company and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. There has been duly and completely entered in the Books and Records all monies due or to become due, from or to, or owing by the Company and all Liabilities of the Company by reason of any transaction, matter or cause whatsoever. No changes or additions to the Books and Records of the Company have been made from the date the Books and Records were first made available to Buyer and nothing which should be set forth in the Books and Records if prepared in the usual and customary manner of the Company has occurred from the date the Books and Records were first made available to Buyer, except for such changes, additions or events which have been made or have occurred, as the case may be, in the Ordinary Course of Business. At the Closing all the Books and Records shall be in the possession of the Company.

          5.13 Certain Payments. Neither the Company nor any Seller, nor any other Person associated with or acting on behalf of the Company, has directly or indirectly made any contribution, paid, delivered or committed itself or himself to pay or deliver, any fee, commission, gift, bribe, rebate, payoff, influence payment, kickback, regardless of form, whether in money, property or services or other payment of money or items of property or services, however characterized, to any Person that in any manner is related to the business or operations of the Company and which the Company and Sellers or any of them, knows, or has reason to believe, were or are illegal under any federal, foreign, state or local laws, rules or regulations.

          5.14 Compliance With Legal Requirements; Governmental Authorizations.

                    (a) Compliance With Legal Requirements. Except as set forth on Schedule 5.14(a):
   ----------------

                              (1) the Company is, and at all times has been, in
full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                              (2) no event has occurred, nor does any
circumstance exist, that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of the Company to undertake or to bear all or any portion of the cost of, any remedial action of any nature; and

                              (3) the Company has not received, at any time, any
notice or other communication (whether oral or written) from any Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of the Company to undertake or to bear all or any portion of the cost of any remedial action of any nature.

               (b) Governmental Authorizations. Schedule 5.14(b) contains a
                                                ----------------
complete and accurate list of each Governmental Authorization. Each Governmental Authorization listed or required to be listed on Schedule 5.14(b) is valid and
                                                 ----------------
in full force and effect. Except as set forth on Schedule 5.14(b):
                                                 ----------------

                         (1) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified on Schedule 5.14(b);
                                                              ----------------

                         (2) no event has occurred, nor does any circumstance exist, that may (with or without notice or lapse of time) (A) constitute or result, directly or indirectly, in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed on Schedule 5.14(b) or (B) result, directly or
                              ----------------
     indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed on Schedule 5.14(b);
                                        ----------------

                         (3) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Governmental Authorization; and

                         (4) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed on Schedule 5.14(b) have been duly filed on a timely basis with the
               ----------------
     appropriate Governmental Bodies and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed on Schedule 5.14(b) collectively
                                          ----------------
constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner it currently conducts and operates such businesses and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets and there will not be an Adverse Effect on the Company in the Governmental Authorizations as a result of the consummation of the Contemplated Transactions.

          5.15  Computer Systems; Software.

     To Sellers' Knowledge:

               (a)  Condition of Computers. All Computers:

                              (1) are in full operating order and fulfill, in an
efficient manner without material downtime or errors, the purposes for which they were acquired, established and are currently used ;

                              (2) have adequate capacity for the present needs
of the Company and (taking into account the extent to which the computer systems are expandable) foreseeable future needs;

                              (3) have adequate security, back-ups, duplication,
hardware and software support and maintenance (including emergency cover) and trained personnel to ensure:

                                        (A) that breaches of security, errors
and breakdowns are kept to a minimum; and

                                        (B) that no material disruption will be
caused to the Company or any material part thereof in the event of a breach of security, error or breakdown;

                              (4) are properly established and documented by
written technical descriptions and manuals so as to enable them to be used and operated by any reasonably qualified personnel;

                              (5) are under the sole control of the Company, are
located at branch locations of the Company, are not shared with, used by or on behalf of or accessible by any other Person and, except for software properly licensed to the Company, are owned by the Company;

                              (6) are not obsolete and are not likely to be in
need of replacement or material upgrading within two years after the date hereof; and

                              (7) comply with and are used in accordance with
all Legal Requirements.

               (b)  Condition of Software. All Software:

                              (1) performs efficiently in accordance with its
specifications and does not contain any defect or feature which may have an Adverse Effect on its performance or the performance of any other software in the future (providing such future software is otherwise compatible);

                              (2) is lawfully held and used and does not
infringe the intellectual property rights of any Person and all copies held have been lawfully made; and

                              (3) as to copyrights in connection with the
Software:

                                        (A) Software written or commissioned by
     the Company is owned exclusively by the Company, no other person has the rights therein or rights to the use or copies of the Software or source codes and complete written listings and written copies of the source codes for the Software are in the possession of the Company;

                                        (B) standard packaged Software is
     licensed to the Company on an express or implied license which does not require the Company to make any further payments, is not terminable without the consent of the Company and which imposes no material restrictions, except as to copying, on the use or transfer of the Software; and

                                        (C) all other Software is licensed to
     the Company on the terms of such written licenses which require payment by the Company of a fixed annual license fee at a rate not exceeding that paid in fiscal year 2000, as set forth on Schedule 5.15(b), and except for
                                          ----------------
     reasonable fees for software support, require the Company to make no further or other payment, are not terminable, except for failure to pay the license fee, without the consent of the Company and impose no material restrictions, except as to copying, on the use or transfer of the Software.

                         (c) Ownership of Software. No Software owned by or
licensed to the Company is used by or licensed or sublicensed by the Company to any other Person.

                         (d) Operation of Computers. No person is in a position,
by virtue of its or his rights in, knowledge of or access to the Computers to
(1) prevent or impair the proper and efficient functioning of the Computers, (2) demand any payment in excess of any current license fee or in excess of reasonable remuneration for services rendered or (3) impose any onerous condition in order to preserve the proper and efficient functioning of the Computers in the future. The Company's employees are adequately trained to enable them to use and operate the Computers to the full extent of the capabilities of the Computers without material assistance from any other Person. All data and records stored by electronic means are capable of ready access through the Computers. The Contemplated Transactions will not cause any license agreements as referred to in Section 5.15(b) to be terminated, have the terms
                             ---------------
varied or increase any rates or royalties payable.

                    5.16 Condition and Sufficiency of Assets. To Sellers' Knowledge, the buildings, plants, structures and equipment of the Company are structurally sound, (a) are free from defects (patent and latent), (b) have been maintained in accordance with normal industry practice, (c) are in good operating condition and repair (subject to normal wear and tear) and (d) are suitable for the purposes for which they presently are used and presently proposed to be used, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the

Closing. The Company owns or leases all buildings, machinery, equipment and other tangible property necessary for the conduct of the business of the Company as presently conducted and as presently proposed to be conducted.

          5.17 Contracts. Schedule 5.17 contains a complete and accurate list of
                          -------------
the following types and forms of contracts and other agreements to which the Company is a party:

                    (a) any agreement (or group of related agreements), written or oral, for the lease of personal property to or from any Person (1) providing for lease payments in excess of $5,000 per annum or (2) which may not be terminated by the Company without penalty or payment on 30 days or less notice;

                    (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which shall (1) extend over a period of more than one year, (2) result in a loss to the Company or (3) involve consideration in excess of $5,000;

                    (c) any agreement that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $5,000;

                    (d) any agreement that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $5,000;

                    (e) any agreement concerning a partnership or limited partnership, joint venture, limited liability company or limited liability partnership, including any agreement with such an organization which provides for a sharing of profits, losses, costs or liabilities of the Company with any other Person;

                    (f) any agreement granting a power of attorney to any Person;

                    (g) any agreement involving a written warranty, guaranty or any other similar understanding with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

                    (h) any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, each in excess of $5,000, or under which it has imposed an Encumbrance on any of its assets, tangible or intangible;

                    (i) any contract, arrangement or commitment containing noncompetition covenants by the Company in any line of business with any Person or restricting the customers from whom, or the area in which, the Company may solicit or conduct business or any contract, arrangement or commitment involving a covenant of confidentiality;

                         (j) any agreement involving the Company;

                         (k) any agreement under which the Company has advanced
or lent any amount of money or property to any of its shareholders, directors, officers and employees outside of the Ordinary Course of Business;

                         (l) any agreement under which the consequences of a
default or termination could have an Adverse Effect on the Company; or

                         (m) any other agreement (or group of related
agreements), the performance of which involves consideration in excess of $5,000.

The Company has delivered to Buyer a correct and complete copy of each written agreement listed on Schedule 5.17 (as amended to the date hereof) and a written
                    -------------
summary setting forth the terms and conditions of each oral agreement referred to on Schedule 5.17. With respect to each such agreement: (1) the agreement is
      -------------
legal, valid, binding, enforceable and in full force and effect, (2) the agreement shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the Contemplated Transactions, (3) no party is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under the agreement and (4) no party has repudiated any provision of the agreement.

               5.18 Customers of the Company; Conditions Affecting the Company. Set forth on Schedule 5.18 is a true and complete list of the 15 customers of
             -------------
the Company which had the highest dollar billings over the 24 months ended July 31, 2001. Except as set forth on Schedule 5.18, neither the Company nor Sellers
                                 -------------
has any reason to believe that any of the customers listed on Schedule 5.18 has
                                                              -------------
terminated its relationship with the Company or otherwise ceased doing business with the Company. Neither the Company nor Sellers has any reason (other than the variable demand of any customer for materials) to believe that the amount of revenue accounted for by any of the customers listed on Schedule 5.18 in fiscal
                                                        -------------
2001 shall be materially less than the amounts for such customer for 2002 or subsequent years. To the Knowledge of the Company and Sellers, there are no conditions existing with respect to markets, services, Facilities, personnel or suppliers to the Company which are likely to have an Adverse Effect. The Company has disclosed to Buyer its standard terms and conditions for sales by the Company and those cases and customers with annual purchases in excess of $10,000 which have been granted a deviation from such standard terms and conditions.

               5.19  Employee Benefits.

                         (a) Benefit Plans. Except as set forth on Schedule
                                                                   --------
5.19, the Company is not, and has not been, a Plan Sponsor or an ERISA
----
Affiliate, nor has the Company or an ERISA Affiliate, and neither the Company nor an ERISA Affiliate does now, contribute to any Pension Plan, Welfare Benefit Plan or Multiemployer Plan. Except as set forth on Schedule 5.19, neither the
                                                   -------------
Company nor an ERISA Affiliate has, nor has the Company or an ERISA Affiliate had at any time, any obligation, arrangement, practice, plan or agreement to provide present or future benefits, other than salary, as compensation for services rendered, to any of its present or former employees, officers, directors, agents or representatives, nor any voluntary employees' beneficiary association under section 501(c)(9) of the Code ("VEBA") whose members include employees of the Company or an ERISA Affiliate, nor any obligation, arrangement, practice, plan or agreement providing stock options, stock purchase, deferred compensation, severance, Fringe Benefits or any other employee benefits of any nature whatsoever (collectively, "Compensation Plans"). The consummation of the Contemplated Transactions shall not result in the payment, vesting or acceleration of any benefit or right under any Benefit Plan.

                    (b) Funding Method for Pension Plans. The DB Plan is acceptable under ERISA, there is no accumulated funding deficiency, whether or not waived, with respect to any DB Plan and no event has occurred or circumstance exists that may result in any accumulated funding deficiency as of the last day of the current plan year of any DB Plan. The Company and each ERISA Affiliate has met the minimum funding standard and has made all contributions required under section 302 of ERISA and section 412 of the Code. The Company has delivered to Buyer a true and complete copy of the most recent actuarial report with respect to each DB Plan identified on Schedule 5.19 and such report fairly
                                           -------------
presents the financial condition and the results of operations of each such DB Plan in accordance with GAAP. Since the last valuation date of each DB Plan, no event has occurred or circumstance exists that would increase the amount of benefits under any DB Plan or that would cause the excess of plan assets over benefit liabilities (as defined in section 4001 of ERISA) to decrease or the amount by which benefit liabilities exceed assets to increase. If each DB Plan identified on Schedule 5.19 were terminated as of the Closing Date, it would have sufficient assets so as to be terminated in a Standard Termination. The Company is not liable for any contributions or excise Taxes due and unpaid under any Pension Plans as of the date hereof, except as identified on Schedule
                                                                 --------
5.19(b). There is no Liability, and there are no circumstances which may arise
-------
which would give rise to any such Liability, of the Company or Buyer to the PBGC under Title IV of ERISA.

                    (c) Compliance of Benefit Plans With ERISA and Code. The Company has performed all of its obligations under all Benefit Plans and has made appropriate entries in its financial records and statements for all Liabilities under all Benefit Plans that have accrued but are not due. All of the Benefit Plans and any related trust agreements or annuity contracts (or any funding instrument) comply currently, and have complied in the past, with the provisions of ERISA and the Code, where required in order to be a qualified plan under section 401(a) of the Code and tax exempt under section 501 of the Code and all other Legal Requirements and any applicable collective bargaining agreements. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax exempt status of any such Plan or trust. Neither the Company, nor any Person who is a fiduciary or otherwise has a relationship to a Benefit Plan, has any liability to the IRS or the PBGC with respect to a Benefit Plan or any Liability under sections 502 or 4071 of ERISA. Except as set forth on Schedule 5.19(c), all contributions and payments made or
                       ----------------
accrued with respect to all Benefit Plans are deductible under sections 162 or 404 of the Code. No amount or any asset of any Benefit Plan is subject to Tax as unrelated business taxable income. All filings required by ERISA and the Code as to each Benefit

Plan have been timely filed and all notices and disclosures to participants required by either ERISA or the Code have been timely provided. Other than routine claims for benefits submitted by participants or beneficiaries in the ordinary course, no claim against or Proceeding involving any Benefit Plan is pending or Threatened. No payment that is owed or may become due to any director, officer, employee or agent of the Company will be non-deductible to the Company or subject to Tax under sections 280G or 4999 of the Code, nor shall the Company be required to "gross-up" or otherwise compensate any such person because of the imposition of any excise Tax on a payment to such person, except as set forth on Schedule 5.19(c).
                ----------------

                    (d) Multiemployer Plans. Schedule 5.19(d) contains, for each
                                             ----------------
Multiemployer Plan, as of its last valuation date, the amount of potential withdrawal liability of the Company, calculated according to information made available pursuant to section 4221(e) of ERISA. Neither the Company nor an ERISA Affiliate has received any notice from any Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise Tax or that such plan intends to terminate or has terminated. Neither the Company nor an ERISA Affiliate has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding Liability as of the date hereof. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization or insolvency of, any Multi-Employer Plan that could result in any Liability of either the Company or Buyer to a Multi-Employer Plan. No Multiemployer Plan to which the Company or an ERISA Affiliate contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any Proceeding brought by the PBGC.

                    (e) Post-Retirement Benefits. Schedule 5.19(e) contains a
                                                  ----------------
calculation of the Liability of the Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Company is required by this Statement to disclose such information. Except as set forth on
Schedule 5.19(e) or as required by section 601 et seq. of ERISA and section
----------------
4980B of the Code, the Company does not provide health or welfare benefits for any retired or former employee nor is it obligated to provide any health or welfare benefits to any active employee following such employee's retirement or other termination of service. The Company has the right to modify and terminate benefits to retirees (other than Pension Plan benefits) with respect to both retired and active employees.

                    (f) Administration and Cost of Plans. Each of the Welfare Plans and Pension Plans has been administered in compliance with the requirements of the Code and ERISA and all reports required by any governmental agency with respect to each such Plan have been timely filed, except as identified on Schedule 5.19(c). No statement, either written or oral, has been
              ----------------
made by the Company to any Person with regard to any Benefit Plan that was not in accordance with the Benefit Plan and that could have an Adverse Effect to the Company or Buyer. Each Benefit Plan, other than a DB Plan, can be terminated within 30 days without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan. No event has occurred or circumstance exists that could result in a material increase in premium costs of Benefit Plans that are insured or a material increase in benefit costs of such Plans that are self-insured. Neither the Company nor an ERISA Affiliate has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted Proceedings to treat any DB Plan or Multiemployer Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under section 4041 of ERISA for the termination of, or the appointment of a trustee to administer, any DB Plan or Multiemployer Plan. No amendment has been made, or is reasonably expected to be made, to any DB Plan that has required or could require the provision of security under section 307 of ERISA or section 401(a)(29) of the Code.

                    (g) No Prohibited Transactions. Neither the Company, nor any of its directors, officers or employees who are fiduciaries, nor any other fiduciary of any of the Pension Plans or Welfare Plans, has engaged in any transaction in violation of section 406 of ERISA (for which no exemption exists under section 408 of ERISA) or any Prohibited Transaction for which no exemption exists under sections 4975(c)(2) or 4975(d) of the Code.

                    (h) Compliance of Health Plans. Each Group Health Plan maintained by the Company has been administered in compliance with the continuation coverage and notice requirements of section 601 et seq. of ERISA, section 4980B of the Code (and the regulations thereunder) and all other Legal Requirements.

                    (i) PBGC Premiums. The Company has paid all premiums (and interest charges and penalties for late payment if applicable) due to the PBGC with respect to each of the DB Plans described on Schedule 5.19 in each plan
                                                  -------------
year thereof for which such premiums are required. There has been no Reportable Event with respect to any of the DB Plans described on Schedule 5.19.
                                                       -------------

                    (j) Health Care Claims. To Sellers' Knowledge, there are no medical claims over $10,000 per claim outstanding or incurred.

                    (k) Copies of Documents. The Company has furnished to Buyer a true and complete copy of all documents that set forth the terms of each Benefit Plan described on Schedule 5.19 and the summary plan description which
                          -------------
the Company or an ERISA Affiliate is obligated to prepare for such plans and all summaries and descriptions furnished to participants and beneficiaries regarding Benefit Plans for which a summary plan description is not required. In addition, the Company has furnished to Buyer:

                                   (1) a written description of any Benefit Plan
that is not otherwise in writing;

                                   (2) all personnel, payroll and employment
manuals and policies;

                              (3)  all collective bargaining agreements pursuant
to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by the Company;

                              (4)  all registration statements filed with
respect to any Benefit Plan;

                              (5)  all insurance policies purchased by or to
provide benefits under any Benefit Plan;

                              (6)  all contracts with third party
administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Benefit Plan;

                              (7)  all reports submitted within the five years
preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants or other independent contractors with respect to any Benefit Plan;

                              (8)  a favorable determination letter as to the
qualification under the Code of each of the Pension Plans and each amendment thereto that has been issued by the IRS and a true and correct copy of each such determination letter has been delivered to Buyer;

                              (9)  all notifications to employees of their
rights under section 601 et seq. of ERISA and section 4980B of the Code;

                              (10) the annual return (Form 5500 or Form 990
series) filed in the most recent plan year with respect to each Benefit Plan, including all schedules thereto and the opinions of independent accountants;

                              (11) all notices that were given by the Company or
any Benefit Plan to the IRS, the PBGC or any participant or beneficiary, pursuant to Legal Requirements, within the five years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this
Section 5.19;
------------

                              (12) all notices that were given by the IRS, the
PBGC or the Department of Labor to the Company or any Benefit Plan within the five years preceding the date of this Agreement;

                              (13) with respect to each Pension Plan and VEBA,
the most recent determination letter for each Plan; and

                              (14) with respect to each DB Plan, the Form PBGC-1
filed for each of the three most recent plan years.

          5.20  Employees.

                    (a) List of Employees. Included as Schedule 5.20 is a true
                                                       -------------
and complete list of all officers and employees of the Company on the date hereof along with the amount of the current annual salaries or hourly rate, job title, part or full time status and vacation accrued, along with a full and complete description of any commitments to such officers and employees with respect to compensation payable hereafter. The Company has not, because of past practices or previous commitments with respect to the Company's officers or employees, established any rights or expectations on the part of such officers or employees to receive additional compensation with respect to any period after the date hereof. None of the Company's officers or employees has given notice to the Company that he or she intends to leave the Company's employment. Except as set forth on Schedule 5.20, the Company has no reason to believe that any of the
             -------------
Company's officers or employees shall leave such employment. Set forth on
Schedule 5.20 is a description of all claims made against the Company by
-------------
officers or employees of the Company within the last five years. No officer or employee of the Company is employed outside the United States of America.

                    (b) Agreements With Employees. Except as described on
Schedule 5.20, the Company is not a party to or bound by any oral or written:
-------------

                              (1) employee collective bargaining agreement,
employment agreement (other than employment agreements terminable by the Company without premium or penalty on notice of 30 days or less under which the only monetary obligation of the Company is to make current wage or salary payments and provide current employee benefits), consulting, advisory or service agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete;

                              (2) contract or agreement with any officer or
employee (other than employment agreements disclosed in response to clause (1) or excluded from the scope of clause (1)), agent or attorney-in-fact of the Company; or

                              (3) obligation to provide, presently or in the
future, retiree medical insurance coverage, retiree life insurance coverage or other benefits for retired employees, officers or directors of the Company or their dependents and, to the extent of any such obligation, the name, pension benefit, pension option election, medical insurance coverage and life insurance coverage for such retirees.

                    (c) Confidentiality and Noncompetition Agreements. No officer, employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such officer, employee or director and any other Person (each a "Proprietary Rights Agreement") that in any way has or will have an Adverse Effect on (1) the performance of his or her duties as an officer, employee or director of the Company or (2) the ability of the Company to conduct its business, including any Proprietary Rights Agreements with Sellers or the Company by any such officer, employee or director.

          5.21  Environmental Matters.

                    (a) Compliance with Environmental Laws. Except as set forth on Schedule 5.21, the Company is, and at all times has been, in full compliance
   -------------
with, and has not been and is not in violation of or liable under, any Environmental Law. Neither the Company nor any Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible, received any actual or Threatened Order, notice or other communication from (1) any Governmental Body or private citizen acting in the public interest or (2) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which the Company or Sellers had an interest or, with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Company or Sellers, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                    (b) No Claims. Except as set forth on Schedule 5.21, there
                                                          -------------
are no pending or Threatened claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal or mixed) in which the Company or Sellers have or had an interest.

                    (c) No Orders. Except as set forth on Schedule 5.21, neither
                                                          -------------
the Company nor any Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials or any alleged, actual or potential violation or failure to comply with any Environmental Law or of any alleged, actual or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which the Company or Sellers had an interest or, with respect to any property or Facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Company or Sellers or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                    (d) No Environmental Liabilities. Except as set forth on
Schedule 5.21, neither the Company nor any Seller or any other Person for whose
-------------
conduct they are or may be held responsible, has any Environmental, Health and Safety Liabilities with respect to the

Facilities or with respect to any other properties and assets (whether real, personal or mixed) in which the Company or Sellers (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                    (e) No Hazardous Materials. Except as set forth on Schedule
                                                                       --------
5.21, there are no Hazardous Materials present on or in the Environment at the
----
Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company nor Sellers or any other Person for whose conduct they are or may be held responsible, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal or mixed) in which the Company or Sellers have or had an interest.

                    (f) No Release. Except as set forth on Schedule 5.21, there
                                                           -------------
has been no Release or Threat of Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal or mixed) in which the Company or Sellers has or had an interest or any geologically or hydrologically adjoining property, whether by the Company, Sellers or any other Person.

                    (g) Delivery of Reports, etc. Sellers have delivered to Buyer true and complete copies and results of all reports, studies, analyses, tests or monitoring possessed or initiated by the Company or Sellers pertaining to Hazardous Materials or Hazardous Activities in, or under, the Facilities or concerning compliance by the Company and Sellers or any other Person for whose conduct they are or may be held responsible with Environmental Laws.

               5.22 Financial Projections. The Company has made available to Buyer certain financial projections with respect to the Company. The Company and Sellers make no representation or warranty regarding the accuracy of such projections or as to whether such projections shall be achieved or otherwise, except that the Company and Sellers represent and warrant that such projections were prepared in good faith and are based on the assumptions included with the financial projections which are believed by them to be reasonable.

               5.23 Insurance. Schedule 5.23 sets forth the following
                               -------------
information with respect to each insurance policy (including policies providing property, casualty, liability, workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured or otherwise the beneficiary of coverage at any time within the past five years:

                         (a) the name, address and telephone number of the
agent;

                    (b) the name of the insurer, the name of the policyholder and the name of each covered insured;

                    (c) the policy number and the period of coverage;

                    (d) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                    (e) description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (1) the policy is legal, valid, binding, enforceable and in full force and effect, (2) the policy shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the Contemplated Transactions, (3) the policy has been issued by an insurer that is financially sound and reputable, (4) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy,
(5) the policy does not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company, (6) taken together, the policies provide adequate insurance coverage for the assets and the operations of the Company and (7) no party to the policy has repudiated any provision thereof. The Company has been covered during the past ten years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule 5.23 describes
                                                       -------------
any self-insurance arrangements affecting the Company. Schedule 5.23 further
                                                       -------------
lists and describes all claims for payment made by the Company within the previous five years under any such insurance policy. The Company has furnished to Buyer copies of each insurance policy listed on Schedule 5.23.
                                                   -------------

            5.24  Intellectual Property.

                    (a) Ownership of Intellectual Property. The Company owns or has the right to use all of the Intellectual Property necessary or desirable for the operation of the Company's businesses as they are currently conducted. Except for the Intellectual Property licensed by the Company as a licensee and except as disclosed on Schedule 5.24(a), the Company owns all right, title and
                       ----------------
interest in and to all of the Intellectual Property, free and clear of all Liens, security interests, charges, Encumbrances, equities and other adverse claims, and has the right to use all of such Intellectual Property without payment to a third party.

                    (b) Patents. Set forth on Schedule 5.24(b), is a complete
                                              ----------------
and accurate list and summary description of all Patents. Except as disclosed on
Schedule 5.24(b):
----------------

                              (1) all of the issued Patents are currently in
     compliance with all applicable laws and regulations (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or Taxes or actions falling due within 90 days after the Closing Date;

                         (2) no Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding. There is no potentially interfering patent or patent application of any third party;

                         (3) no Patent is infringed or has been challenged or threatened in any way;

                         (4) none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any third party; and

                         (5) all products made, used or sold under the Patents have been marked with the proper patent notice.

               (c) Marks. Set forth on Schedule 5.24(c) is a complete and
                                       ----------------
accurate list and summary description of all Marks. Except as disclosed on
Schedule 5.24(c):
----------------

                         (1) the Company is the owner of all right, title and interest in and to each of the Marks, free and clear of all Liens, security interests, charges, Encumbrances, equities and other adverse claims;

                         (2) all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal laws and regulations (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to actions falling due within 90 days after the Closing Date;

                         (3) no Mark has been or is now involved in any opposition, invalidation, cancellation or infringement action and no such action is threatened against any of the Marks;

                         (4) none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark or service mark of any third party, nor is there any potentially interfering trademark or trademark application of any third party; and

                         (5) all products and materials containing a Mark bear the proper federal registration notice where permitted by law.

               (d) Copyrights. Set forth on Schedule 5.24(d) is a complete and
                                            ----------------
accurate list and summary description of all Copyrights. Except as disclosed on
Schedule 5.24(d):
----------------

                              (1) the Company is the owner of all right, title
     and interest in and to each of the Copyrights, free and clear of all Liens, security interests, charges, Encumbrances, equities and other adverse claims;

                              (2) all the Copyrights have been registered and
     are currently in compliance with formal legal requirements, are valid and enforceable and are not subject to any Taxes or actions falling due within 90 days after the date of Closing;

                              (3) no Copyright is infringed or has been
     challenged or threatened in any way; and

                              (4) none of the subject matter of any of the
     Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                    (e) Trade Secrets. Each Trade Secret, and the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. Sellers and the Company have taken all reasonable precautions to protect the secrecy, confidentiality and value of the Trade Secrets. The Company has good title and an absolute and exclusive right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged or appropriated either for the benefit of any other person or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                    (f) Royalties. Schedule 5.24(f) contains a complete and
                                   ----------------
accurate list and summary description, including any royalties paid or received by the Company, of all agreements or contracts relating to any of the Intellectual Property to which the Company is a party or by which it is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee. There are no outstanding and no threatened disputes or disagreements relating to any such agreement.

                    (g) Employee Agreements. Except as set forth on Schedule
                                                                    --------
5.24(g), all former and current employees of the Company have executed written
-------
agreements with the Company that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company. No employee of the Company has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than the Company.

               5.25 Labor Relations; Compliance. Since 1986, the Company has not been nor is it now a party to any collective bargaining or other labor contract. Since 1986, there has not been, there is not presently pending or existing, and there is not Threatened (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting Sellers relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting Sellers or its premises or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health and plant closing. The Company is not liable for the payment of any compensation, Damages, Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

               5.26  Litigation; Orders.

                         (a) Proceedings. Except as set forth on Schedule 5.26,
                                                                 -------------
there is no Proceeding pending or, to the Knowledge of the Company and Sellers, Threatened, against or relating to the Company or its property or assets. The Company and Sellers do not know or have any reasonable grounds to know of any basis or alleged basis for any such Proceedings or of any governmental investigation relative to the Company, its property or assets, and no event has occurred, nor does any circumstance exist that may give rise to or serve as a basis for the commencement of any such Proceedings. The Company is in full compliance with all its contracts and all Legal Requirements and orders applicable to it. No event or condition of any nature which might have an Adverse Effect has occurred, exists or, to the Knowledge of the Company and Sellers, is anticipated. To the Knowledge of the Company and Sellers, no legislative or regulatory proposal has been adopted or is pending which could have an Adverse Effect. The Proceedings listed on Schedule 5.26 shall not have
                                                  -------------
an Adverse Effect.


                         (b) Orders. Except as set forth on Schedule 5.26, (1)
                                                            -------------
there is no Governmental Order to which the Company, or any of the assets owned or used by the Company, is subject, (2) none of Sellers is subject to any Governmental Order that relates to the business of, or any of the assets owned or used by, the Company and (3) no officer, director, agent or employee of the Company is subject to any Governmental Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company. Except as set forth on
Schedule 5.26 (A) the Company is, and at all times since January 1, 1996 has
-------------
been, in full compliance with all of the terms and requirements of each Governmental Order to which it, or any of the assets owned or used by it, is or has been subject, (B) no event has occurred, nor does any circumstance exist that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Governmental Order to which the Company, or any of the assets owned or used by the Company, is subject and (C) the Company has not received, at any time since January 1, 1996, any notice or other communication (whether oral or written) from any Governmental Body or any other

Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Governmental Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

               5.27 No Agent, Finder or Broker. The Company has no Liability or obligation, contingent or otherwise, to pay any fees or commissions to any agent, broker or finder with respect to the Contemplated Transactions.

               5.28  Products.

                         (a) Product Warranties. Each product manufactured,
sold, leased or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties and the Company has no Liability (and there is no basis for any present or future Proceedings against it giving rise to any Liability) for replacement or repair thereof or other Damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Interim Balance Sheet (rather than in any notes thereto). No product manufactured, sold, leased or delivered by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule
                                                                      --------
5.28(a) includes copies of the standard terms and conditions of sale or lease
-------
for the Company (containing applicable guaranty, warranty and indemnity provisions).

                         (b) Product Liability. The Company has no Liability
(and there is no basis for any present or future Proceedings against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company.

               5.29  Real Property.

                         (a) Owned Real Property. Schedule 5.29(a) lists and
                                                  ----------------
describes briefly all real property that the Company owns. With respect to each such parcel of owned real property :

                                   (1) the Company has good and marketable title
     to the parcel of real property, free and clear of any Encumbrances, except as set forth on Schedule 5.29(a)(1), except for installments of special
                     -------------------
     assessments not yet delinquent and recorded easements, covenants and other restrictions which do not impair the current use, occupancy, value or the marketability of title of the property subject thereto;

                                   (2) there are no pending, or to the Knowledge
     of the Company and Sellers, Threatened condemnation Proceedings relating to the property or other matters affecting the current use, occupancy or value thereof;

                                   (3) the legal description for the parcel
     contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications) and do not encroach on any easement which may burden the land and the land does not serve any adjoining property for any purpose inconsistent with the use of the land and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                              (4) all Facilities have received all Governmental
     Authorizations required in connection with the ownership or operation thereof and have been operated and maintained in accordance with all applicable Legal Requirements;

                              (5) there are no leases, subleases, licenses,
     concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                              (6) there are no outstanding options or rights of
     first refusal to purchase the parcel of real property or any portion thereof or interest therein;

                              (7) there are no parties (other than the Company)
     in possession of the parcel of real property, other than tenants under any leases disclosed on Schedule 5.29(a) who are in possession of space to
                         ----------------
     which they are entitled;

                              (8) all Facilities located on the parcel of real
     property are supplied with utilities and other services necessary for the operation of such Facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and

                              (9) each parcel of real property abuts on and has
     direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property and access to the property is provided by paved public right-of-way with adequate curb cuts available.

                    (b) Leased Real Property. Schedule 5.29(b) lists and
                                              ----------------
describes briefly all real property leased or subleased to the Company and also identifies the leased or subleased properties for which title insurance policies are to be procured in accordance with Section 7.4. The Company has delivered to
                                      -----------
Buyer correct and complete copies of the leases and subleases listed on Schedule
                                                                        --------
5.29(b), as amended. With respect to each lease and sublease listed on Schedule
-------                                                                --------
5.29(b):
-------

                              (1) there are no disputes, oral agreements or
     forbearance programs in effect as to the lease or sublease;

                              (2) the Company has not assigned, transferred,
     conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                              (3) all Facilities leased or subleased thereunder
     have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with all Legal Requirements;

                              (4) all Facilities leased or subleased thereunder
     are supplied with utilities and other services necessary for the operation of those Facilities; and

                              (5) the owner of the facility leased or subleased
     has good and marketable title to the parcel of real property, free and clear of any Encumbrance, except for installments of special assessments not yet delinquent and recorded easements, covenants and other restrictions which do not impair the current use, occupancy, value or the marketability of title of the property subject thereto.

               5.30 Similar Business Ownership. Neither Sellers, nor any officer or director of the Company, nor any family member of any of them, owns, directly or indirectly, any interest in, or is an officer, director or principal of, any person who (a) is engaged in a business similar to that of the Company, (b) has conducted any business of any type whatsoever with the Company or (c) is a party to any contract or agreement to which the Company is a party or to which it may be bound, except as set forth on Schedule 5.30. Neither Sellers, nor any officer
                                 -------------
or director of the Company, nor any family member of any of them, has directly or indirectly engaged in any transaction with the Company, except transactions inherent in the capacity of such person as an officer, director or employee of the Company and except as set forth on Schedule 5.30.
                                       -------------

          5.31 Status of Contracts and Leases. Except as set forth on Schedule
                                                                      --------
5.31, each of the leases, contracts and other agreements listed on Schedules
----                                                               ---------
5.17, 5.19, 5.24(a), 5.24(b), 5.24(c), 5.24(d), 5.24(f), 5.24(g), 5.29(a) and
----  ----  -------  -------  -------  -------  -------  -------  -------
5.29(b) (collectively, the "Company Agreements") constitutes a legal, valid,
-------
binding and enforceable obligation of the parties thereto and is in full force and effect and (except for those Company Agreements which by their terms shall expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof) the Contemplated Transactions shall not have an Adverse Effect on the Company Agreements and they shall continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. The Company has fulfilled and performed its obligations under each of the Company Agreements, and the Company is not in, or alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any of the Company Agreements and, to the Knowledge of the Company and

Sellers, no other party to any of the Company Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the Knowledge of the Company and Sellers, by any such other party. The Company is not currently renegotiating any of the Company Agreements or paying liquidated damages in lieu of performance thereunder. None of the Company Agreements contains terms unduly burdensome or harmful to the Company. True and complete copies of each of the Company Agreements have heretofore been delivered to Buyer by the Company.

               5.32 Studies. The Company has delivered to Buyer copies of all engineering studies, environmental impact reports or assessments, surveys, title reports and other reports and studies that are material to the Company's business and Schedule 5.32 contains a listing thereof.
             -------------

               5.33 Taxes; Tax Returns; Tax Elections.

                      (a) Tax Returns. The Company has prepared, signed and filed all Tax Returns required to be filed prior to the date hereof. Set forth on Schedule 5.33 is a list of all Tax Returns filed by the Company since June
   -------------
30, 1998, copies of which have been delivered to Buyer. All Tax Returns were correct and complete in all respects and the Company has timely paid or accrued all Taxes or installments thereof of every kind and nature whatsoever which were due and owing on Tax Returns or which were or are otherwise due and owing under all applicable laws and regulations for any periods for which Tax Returns were due, whether or not reflected on the Tax Returns. The provision for Taxes on the Acquisition Balance Sheet is sufficient for the payment of all Taxes and adequate accruals have been made by the Company for all liabilities for Taxes accruing since the date of the Acquisition Balance Sheet. There are no Proceedings, investigations or claims now pending, nor, to the Knowledge of the Company and Sellers, proposed against the Company, nor are there any matters under discussion with the Internal Revenue Service or other governmental authority, relating to any Taxes or assessments, or any claims or deficiencies with respect thereto. The federal income Tax Returns of the Company have not been audited by the Internal Revenue Service or relevant state authorities, except as set forth on Schedule 5.33.
                       -------------

                      (b) Tax Basis and Tax Attributes. Schedule 5.33 contains
                                                        -------------
an accurate and complete description of the Company's basis in its assets. The Company's current and accumulated earnings and profits, its Tax carryovers and Tax elections are also described on Schedule 5.33. The Company has no net
                                    -------------
operating losses or other Tax attributes presently subject to limitation under sections 382, 283 or 394 of the Code.

                      (c) Tax Elections. The Company is not a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code and Buyer is not required to withhold Tax on the purchase of the Shares by reason of section 1445 of the Code. No Seller is a "foreign person" within the meaning of section 1445 of the Code. The Company is not a "consenting corporation" under section 341(f) of the code. The Company has not agreed, nor is it required to make, any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise.

                    (d) Withholdings. The Company has withheld proper and accurate amounts from its employees in full and complete compliance with the Tax withholding provisions of the Code and other applicable Legal Requirements and has filed proper and accurate federal, foreign, state and local Tax Returns and reports for all years and periods (and portions thereof) for which any Tax Returns were due with respect to employee income, income Tax withholding, withholding Taxes, social security Taxes and unemployment Taxes. All payments due from the Company on account of employee Tax withholdings, including income Tax withholdings, social security Taxes or unemployment Taxes in respect to years and periods (and portions thereof) ended on or prior to the date hereof were paid prior to such date on or before their due date.

                    (e) Waivers of Statute of Limitations. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                    (f) Tax Agreements. The Company is not, nor has it ever been, a party to any Tax allocation or sharing agreement. The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return nor does it have any liability for the Taxes of any other Person under Treas. Reg.ss.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

          5.34 Title to Properties. The Company has good and marketable title to all of its properties, interests in properties and assets, tangible and intangible, owned or used by it in its business (excluding leased properties) including all of its vehicles, equipment, furniture and fixtures. Except as set forth on Schedule 5.29(a)(1) (as to Real Property) and Schedule 5.34 (as to all
         -------------------                           -------------
other properties) all properties, interest in properties and assets are free and clear of all Encumbrances, except the Lien for current ad valorem Taxes not yet due and payable.

          5.35 Completeness of Statement; Effect of Representations and Warranties. No representation or warranty of the Company or Sellers in this Agreement contains any untrue statement of a material fact, omits any material fact necessary to make such representation or warranty, under the circumstances which it was made, not misleading or contains any misstatement of a material fact. The Company and Sellers have disclosed on Schedule 5.35 all adverse facts
                                                -------------
known to them relating to the representations and warranties. All representations and warranties contained in Section 5 are correct and complete
                                            ---------
as of the date hereof and shall be correct and complete as of the Closing Date as though made then with the Closing Date being substituted for the date hereof throughout this Section 5. Nothing in the Schedules shall be deemed adequate to
                ---------
disclose an exception to a representation or warranty made in this Agreement, unless the Schedule identifies the exception with particularity and describes the relevant facts in detail. Nothing in any auditor's report to the Company shall be deemed adequate to disclose an exception to a representation or warranty made herein. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty has to do with the existence of the document or other item itself). All of the representations and warranties made by the Company and Sellers are made with the knowledge, expectation, understanding and desire that Buyer place complete reliance thereon. Neither the representations and warranties of the Company and Sellers, nor the indemnification obligations of the Company and Sellers, shall be affected, qualified, modified or deemed waived by reason of the fact that Buyer knew or should have known that any representation or warranty is or might be inaccurate in any respect.

     6. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers as follows:

          6.1 Corporate Status. Buyer is a limited liability company organized and validly existing under the laws of the State of Ohio, is in good standing in such state and is authorized to transact business in such state. Buyer has, and at all times has had, full organizational power and authority to own and lease its properties as such properties are now owned and leased and to conduct its business as and where such businesses have and are now being conducted.

          6.2  Authority; Consents; Enforcement; Noncontravention.

                    (a) Authority of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms. Buyer has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Body in order to consummate the Contemplated Transactions.

                    (b)  Consents. Except as set forth on Schedule 6.2(b), no
                                                          ---------------
consent, action, approval or authorization of or registration, declaration or filing with any Governmental Body is required for the performance of the terms of this Agreement by Buyer.

                    (c) Enforcement. This Agreement shall be duly executed and delivered by Buyer and shall constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

                    (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the compliance with, or the fulfillment of, the terms, conditions and provisions hereof or thereof, will (1) violate any Legal Requirement of Buyer or any provision of its operating agreement, (2) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or result in the imposition of or creation of any Encumbrance upon or with respect to any of the assets or properties owned or used by Buyer, (3) require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets or properties are subject or (4) require the approval, consent, authorization, act or the making by Buyer of any declaration, filing or registration with any Person.

          6.3 No Agent, Finder or Broker. Buyer has no Liability or obligation, contingent or otherwise, to pay any fees or commissions to any agent, broker or finder with respect to the Contemplated Transactions.

          6.4 Investment Intent. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to the distribution thereof.

          6.5 Completeness of Statement; Effect of Representations and Warranties. Buyer has disclosed on Schedule 6.5 all adverse facts known to it
                                   ------------
relating to the representations and warranties. The representations and warranties of Buyer contained in this Section 6.5 are true and complete in all
                                      -----------
respects as of the date hereof. No representation or warranty of Buyer in this Agreement contains any untrue statement of a material fact, omits any material fact necessary to make such representation or warranty, under the circumstances which it was made, not misleading or contains any misstatement of a material fact. All of the representations and warranties made by Buyer are made with the knowledge, expectation, understanding and desire that Sellers place complete reliance thereon. Neither the representations and warranties of Buyer, nor the indemnification obligations of Buyer, shall be affected, qualified, modified or deemed waived by reason of the fact that Sellers knew or should have known that any representation and warranty is or might be inaccurate in any respect.

     7. Covenants of the Parties.

          7.1 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, neither the Company nor Sellers, nor any
                       ---------
representative of the Company or Sellers, shall (a) directly or indirectly, solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale or lease of the business or assets (other than in the Ordinary Course of Business) of the Company, any of the capital stock of the Company or any merger, consolidation, business combination or similar transaction involving the Company or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company and Sellers will notify Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          7.2 Operations of the Company Pending Closing. The Company and Sellers covenant and agree that from the date hereof through the Closing Date, the Company shall:

                    (a) continue the business and operations of the Company substantially in the same manner as heretofore, not undertake any transactions or enter into any contracts, commitments or arrangements other than in the Ordinary Course of Business, use its Reasonable Best Efforts to preserve the present business and organization of the Company, to keep available for the benefit of Buyer the services of the Company's employees and to preserve for the benefit of Buyer the goodwill of the Company's customers and others having business relationships with it;

                    (b) not enter into, renew, extend, modify, terminate or waive any right under any material lease, contract or other instrument, except in the Ordinary Course of Business;

                    (c) not increase the rate or change the nature of the compensation payable to any of the Company's employees, except in the Ordinary Course of Business;

                    (d) not allow any of the Company's assets and properties to be subject to any Encumbrance;

                    (e) maintain the Company's existing insurance coverage, subject to variations in amounts required by the Ordinary Course of Businesses;

                    (f) confer with Buyer concerning operational matters of a material nature; and

                    (g) otherwise report periodically to Buyer concerning the status of the business, operations and finances of the Company.

          7.3 Investigation of the Company by Buyer. Sellers shall afford, and cause the Company to afford, to the officers, employees and authorized representatives of Buyer (including independent public accountants and attorneys) complete access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation and such access and information that may be necessary in connection with an environmental audit) of the Company to the extent Buyer shall deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Company's assets, properties and operations as shall be reasonably requested, including all such information as shall be necessary or appropriate to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of the Company and Sellers contained in this Agreement have been complied with and to determine whether the conditions set forth in Section 8.1
                                                                   -----------
have been satisfied. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company. No investigation made by Buyer or its representatives hereunder shall affect the representations and warranties of the Company and Sellers made in this Agreement.

          7.4 Title Insurance. Buyer may obtain, at its cost and expense, the following title insurance commitments, policies and riders:

                    (a) Owned Real Estate. With respect to each parcel of real estate that the Company owns, an ALTA Owner's Policy of Title Insurance Form 10/17/92 (or equivalent policy acceptable to Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form 10/17/92 is not available) issued by a title insurer satisfactory to Buyer in such amount as Buyer may determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the Company.

                    (b) Leased Real Property. With respect to each parcel of real estate that the Company leases or subleases and which is identified on
Schedule 5.29(b) for which a title insurance policy is to be procured, an ALTA
----------------
Leasehold Owner's Policy of Title Insurance Form 10/17/92 (or equivalent policy) acceptable to Buyer if the real property is located in a state in which an ALTA Leasehold Owner's Policy of Title Insurance Form 10/17/92 is not available) issued by a title insurer satisfactory to Buyer in such amount as Buyer may determine (taking into account the time cost of money and such other factors as whether the fair market rental value of the premises exceeds the stipulated consideration in the lease or sublease, whether the tenant or subtenant has any option to renew or extend, whether the tenant or subtenant owns any improvements located on the premises, whether the tenant or subtenant is permitted to sublease and whether the tenant or subtenant would owe any amount under the lease or sublease if evicted), insuring title to the leasehold or subleasehold estate to be in the Company.

                    (c) Provisions For Each Title Policy. Each title insurance policy delivered pursuant to this Section 7.4 shall (1) insure title to the real
                                  -----------
property and all recorded easements benefitting such real property, (2) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (3) contain an ALTA Zoning Endorsement
3.1 (or equivalent), (4) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the Survey delivered with respect to such property, (5) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (6) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another and (7) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors and shareholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy.

                    (d) Surveys. With respect to each parcel of real property that the Company owns, leases or subleases and as to which a title insurance policy is to be procured pursuant to this Section 7.4, Buyer will obtain, at its
                                          -----------
cost and expense, a current survey of the real property certified to Buyer and Buyer's lender, prepared by a licensed surveyor and conforming to their current Minimum Detail Requirements for ALTA/ACSM Land Title Surveys, Class A Survey (as defined therein) including all items contained in Table 3 thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

          7.5 Lien and Litigation Searches. Buyer may obtain, at its cost and expense, a Uniform Commercial Code security interest search report, a Tax Lien search report and a litigation search report, showing the Encumbrances against the Company's assets, properties or rights.

          7.6 Transition of Company. The Company and Sellers covenant with Buyer to cooperate with Buyer to effect the smooth transition of the control and operation of the Company from Sellers to Buyer, as contemplated herein, including the retention of the customers of the Company, by such means that Buyer may request. The Company and Sellers covenant to cooperate with Buyer in providing all information required hereunder and access thereto and whatever is required to carry out the purposes and intent of the Contemplated Transactions.

          7.7 Further Assurances. Each of the parties hereto shall, at any time, and from time to time, either before or after the Closing Date, upon the request of the appropriate party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances and assurances as may be required to complete the Contemplated Transactions. After the Closing Date the Company and Sellers shall, and shall use their Reasonable Best Efforts to assure that any necessary third party shall, execute such documents and do such acts and things as Buyer may reasonably require for the purpose of giving to Buyer and the Company the full benefit of all the provisions of this Agreement and as may be required to complete the Contemplated Transactions.

          7.8  Actions of the Parties.

                    (a) No Actions Constituting a Breach. From the date hereof through the Closing Date, neither the Company, Sellers nor Buyer will take or knowingly permit to be done anything in the conduct of the business of the Company or Buyer, as the case may be, or otherwise, which would be a Breach and each of the parties hereto shall cause the deliveries for such party is responsible at the Closing to be duly and timely made.

                    (b) Notification of Breaches. From the date hereof through the Closing Date, the Company and Sellers will promptly notify Buyer in writing if the Company or any Seller becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company's or Sellers' representations and warranties as of the date of this Agreement, or if the Company or such Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Schedules specifying such change. During the same period, the Company and each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of the Company or Sellers in this Section 7 or of the
                                                         ---------
occurrence of any event that may make the satisfaction of the conditions in
Section 8 impossible or unlikely. No disclosure by any party pursuant to this
---------
Section 7.8(b), however, shall be deemed to amend or supplement the Schedules or
--------------
to prevent or cure any misrepresentation or Breach of a warranty or covenant.

          7.9 Compliance With Conditions. Each party hereto agrees to cooperate fully with each other party and shall use his or its Reasonable Best Efforts to cause the conditions precedent for which such party is responsible to be fulfilled. Each party hereto further agrees to use his or its Reasonable Best Efforts and act in good faith, to consummate this Agreement and the Contemplated Transactions as promptly as possible.

          7.10 Consents; Actions. Subject to the terms and conditions of this Agreement, the parties hereto undertake and agree to (a) in good faith, take all steps that are within their power to cause to be fulfilled those of the conditions precedent to each party's obligations to consummate the Contemplated Transactions that are dependent upon their actions and (b) use their Reasonable Best Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated and not to take any actions that would be inimical to such result.

          7.11 Tax Returns. Sellers covenant to cause the Company to correctly and properly prepare and duly and timely file, with the appropriate taxing authorities, all Tax Returns for all periods ending on or before the Closing Date, including, without limitation, any and all necessary short period or interim federal or state Tax Returns for the period ending on the Closing Date. The cost of preparing and filing the Tax Returns and paying the taxes due for such periods shall be Sellers' responsibility. For purposes of this Section
                                                                    -------
7.11, any such Tax Returns shall be deemed timely filed if the Company has
----
obtained an extension from the appropriate taxing authority on or before the extended due date for such Tax Return and such extension remains in effect as of the Closing Date. Sellers shall cause the Company to file all such Tax Returns and to provide copies thereof to Buyer within three business days of filing such Tax Returns.

          7.12 Insurance. For the period commencing on the date hereof, and ending on the third anniversary hereof, Seller shall maintain insurance in the amount of not less than Five Hundred Thousand Dollars ($500,000) for claims that may be made on and after the date hereof with reference to environmental matters during the conduct of the Business prior to the date hereof (the "Environmental Matters Insurance Policy"). Such insurance policy shall name Buyer as an additional named insured; provide that such policy shall not be canceled without 30 days prior notice to Buyer; and shall have the premiums for the entire period prepaid. A certificate evidencing the binding of such insurance policy shall be delivered to Buyer at Closing by Seller in the form as set forth on Schedule
                                                                    --------
7.12.
----

          7.13 Florida Property. Sellers covenant that prior to the Closing Date, at their cost and expense, they have caused the Company to transfer those assets and liabilities of the Company's Florida facility, which Buyer is not purchasing, out of the Company. Sellers shall indemnify Buyer, in accordance with Section 11.2, for any Adverse Effect to Buyer resulting from such transfer.
     ------------

          7.14 Consent to Use of Similar Name. From and after the Closing Date, Sellers may use the names "Premiere Labels of Florida" and "Premiere Labels" in connection with the business described in Section 7.13; provided that any
                                          ------------
financial obligations of that business shall include reference to the company as a Delaware corporation. Before Closing, Sellers shall have amended or revised the Note and other documentation with Fifth Third relating to the Florida business to only include reference to "Premiere Labels, Inc., a Delaware corporation with an EIN of 52-2259188.

     8. Conditions to Closing.

          8.1 Conditions to Obligations of Buyer. The obligation of Buyer to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which Buyer may waive, in whole or in part, at or prior to the Closing:

                    (a) Representations True. The representations and warranties of the Company and Sellers contained in this Agreement (considered collectively) and each of these representations and warranties (considered individually) must have been true and correct in all respects as of the date hereof and must be true and correct in all respects on and as of the Closing Date (including those representations and warranties which specifically speak as of the date hereof) with the same effect as though such representations and warranties had been made and this Agreement had been delivered on and as of the Closing Date, without giving effect to any supplement to the Schedules.

                    (b) Covenants Performed. All of the covenants, agreements and conditions of the Company and Sellers to be performed or complied with at or prior to the Closing pursuant to the terms of this Agreement (considered collectively) and each of these covenants, agreements and conditions (considered individually) must have been duly performed and complied with in all respects.

                    (c) No Changes or Destruction of Property. Between the date hereof and the Closing Date, there shall have been (1) no adverse change in the business operations of the Company, (2) no adverse federal or state legislative or regulatory change affecting the Company or its products or services and (3) no damage to the Company's assets and properties by fire, flood, casualty, act of God or public enemy or other cause, regardless of insurance coverage for such damage.

                    (d) Necessary Consents Received. The Company shall have received consents, in form and substance reasonably satisfactory to Buyer, to the Contemplated Transactions from the other parties to all contracts, leases, agreements and permits to which the Company is a party or by which the Company or any of the Company's assets or properties are affected and all governmental authorizations which are specified on Schedule 8.1(d) or are otherwise necessary
                                      ---------------
to prevent an Adverse Effect.

                    (e) No Litigation. No Proceeding shall have been instituted or Threatened, before any Governmental Body by any Person (1) making any challenge to, or seeking Damages or other relief in connection with, the Contemplated Transactions or (2) that may have the effect of restraining, enjoining, prohibiting, making illegal or otherwise interfering with the Contemplated Transactions.

                    (f) No Claim Regarding Shares. No claim has been made or Threatened by any Person asserting that such Person (1) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any Shares or any other capital stock of the Company, voting, equity or otherwise or (2) is entitled to all or any portion of the Purchase Price payable for the Shares.

          8.2 Conditions to Obligations of the Company and Sellers. The obligation of the Company and Sellers to sell the Shares and to take the other actions required to be taken by them at the Closing is subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which the Company and Sellers may waive, in whole or in part, at or prior to the Closing:

                    (a) Representations True. The representations and warranties of Buyer contained in this Agreement (considered collectively) and each of the representations and warranties (considered individually) must have been true and correct in all respects as of the date hereof and must be true and correct in all respects on and as of the Closing Date (including those representations and warranties which speak specifically as of the date hereof) with the same effect as though such representations and warranties had been made and this Agreement had been delivered on and as of the Closing Date.

                    (b) Covenants Performed. All of the covenants, agreements and conditions of Buyer to be performed or complied with at or prior to the Closing pursuant to the terms of this Agreement (considered collectively) and each of these covenants, agreements and conditions (considered individually) must have been duly performed and complied with in all respects.

                    (c) No Litigation. No Proceeding shall have been instituted or Threatened, before any Governmental Body by any Person (1) making any challenge to, or seeking Damages or other relief in connection with, the Contemplated Transactions or (2) that may have the effect of restraining, enjoining, prohibiting, making illegal or otherwise interfering with the Contemplated Transactions.

     9. Termination.

          9.1 Termination of Agreement. This Agreement may, by notice given at or prior to the Closing, be terminated as follows:

                    (a) Mutual Consent. Buyer and Sellers may terminate this Agreement by mutual consent.

                    (b)  Conditions Not Satisfied.

                              (1)  Buyer may terminate this Agreement if any of
     the conditions in Section 8.1 have not been satisfied as of the Closing
                       -----------
     Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition at or prior to the Closing.

                              (2)  Sellers may terminate this Agreement if any
     of the conditions in Section 8.2 have not been satisfied as of the Closing
                          -----------
     Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition at or prior to the Closing.

                    (c) Breach by a Party. Either Buyer or Sellers may terminate this Agreement if a Breach of any provisions of this Agreement has been committed by the other party and such Breach has not been waived at or prior to the Closing.

                    (d) Closing Did Not Timely Occur. Either Buyer or Sellers may terminate this Agreement if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with his or its obligations under this Agreement) on or before October 31, 2001 or such later date as the parties may agree upon.

          9.2  Effect of Termination. Each party's right of termination under
Section 9.1 is in addition to any other rights he or it may have under this
-----------
Agreement or otherwise and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1,
                                                                  -----------
all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 14.1, 14.2 and 14.12 will survive;
                               -------------  ----     -----
provided, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or parties or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     10. Deliveries and Actions to be taken at the Closing.

               10.1 Deliveries by the Company and Sellers. The Company and Sellers covenant to deliver (duly executed where appropriate) to Buyer at the
Closing:

                    (a) Shares. Certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer.

                    (b) Company Resolutions. Certified copies of resolutions of the Company's board of directors recommending and the Shareholders approving the Contemplated Transactions in the form of Exhibit B attached hereto.
                                         ---------

                    (c) Certificate. A Certificate from the Company and Sellers, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 8.1.
             -----------

                         (d)  Sellers' Noncompetition Agreements. Noncompetition
Agreements executed by each Seller and each Seller's spouse in the form of Exhibit C attached hereto.
---------

                         (e)  Confidentiality Agreement. Multi-Color
Corporation's or Buyer's standard confidentiality agreement executed by D. Nosker, Bruns and all other Employees in the form of Exhibit D.
                                                     ---------

                         (f)  Reports. Sellers shall reimburse Buyer for the
costs and expenses of obtaining (i) the title insurance and survey as provided for in Section 7.4 and (ii) the search reports provided for in Section 7.5.
       -----------                                             -----------

                         (g)  Opinion of Counsel. An opinion from counsel for
Sellers in the form of Exhibit E attached hereto.
                       ---------

                         (h)  Insurance Certificates. A certificate or
certificates for the Insurance Coverage required to pursuant to Section 7.12.
                                                                ------------

                         (i)  Termination of 401(k) Plan. Evidence of the
termination of the Company's Employee Retirement Plan.

                         (j)  Other Documents. Such other documents as may be
reasonably necessary to effect the closing of the Contemplated Transactions as such closing is contemplated.

               10.2 Deliveries by Buyer. Buyer covenants to deliver (duly executed where appropriate) to Sellers at the Closing:

                         (a)  Buyer's Resolutions. Certified copies of
resolutions of Buyer's governing body approving the Contemplated Transactions in the form of Exhibit F attached hereto.
            ---------

                         (b)  Closing Price. The Preliminary Purchase Price, by
means of wire transfer of immediately available federal funds to Sellers' accounts at Sellers' banks as set forth in the written wire transfer instructions delivered to Buyer at least one day before the Closing Date.

                         (c)  Certificate. A Certificate from Buyer, dated the
Closing Date, certifying to the fulfillment of the conditions specified in
Section 8.2.
-----------

                         (d)  Other Documents. Such other documents as may be
reasonably necessary to effect the closing of the Contemplated Transactions as such closing is contemplated.

                         (e)  Employment of David A. Nosker and Wilfred B.
Bruns. David A. Nosker and Wilfred B. Bruns will become employees at will of Buyer immediately following the Closing.

                         (f)  Execution of Subordinated Promissory Notes. Notes,
in the amounts set forth in Section 3.1 will be executed by Buyer and guaranteed
                            -----------
by Multi-Color Corporation.

                         (g)  Payoff of Debt. Payoff of the third party debt of
the Company listed on Schedule 10.2(g). The liens on the Company's assets and
                      --------
personal guarantees of the Sellers shall be released upon those payoffs and Buyer shall provide evidence of the same to Sellers within 45 calendar days from the Closing Date.

               10.3 Actions and Deliveries Simultaneous. Notwithstanding the order of the deliveries by the parties set forth above, all actions and deliveries shall occur simultaneously and none shall be deemed not to have been completed until each of the actions and deliveries set forth in this Section 10
                                                                     ----------
has been completed or has been waived by the party entitled to make such waiver.

     11.  Indemnification; Remedies.

               11.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants and obligations in this Agreement, the Schedules, the supplements to the Schedules, the certificates delivered pursuant to Sections 10.1(c) and 10.2(c) and any other certificate or
                      ----------------     -------
document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to or any knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations.

               11.2 Indemnification and Payment of Damages By Sellers. Sellers, jointly and severally, shall indemnify and hold the Buyer Indemnitees harmless for, and shall pay to the Buyer Indemnitees the amount of, Damages arising, directly or indirectly, from or in connection with:

                         (a)  any Breach of any representation or warranty made
by the Company or Sellers (without giving effect to any supplement to the Schedules) in this Agreement;

                         (b)  any Breach of any representation or warranty made
by the Company or Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedules, other than any such Breach that is disclosed in a supplement to the Schedules and is expressly identified in the certificate delivered pursuant to Section 8.2 as having caused the conditions specified in
                      -----------
Section 8.2 not to be satisfied;
-----------

                         (c)  any Breach by the Company or Sellers of any
covenant, agreement or obligation of the Company or Sellers in this Agreement;

                         (d)  any Damages arising out of the ownership, use or
conduct of the business or operations of the Company on or prior to the Closing Date, or any act, omission, transaction, circumstance, stated fact or other condition relating to the Company, whether known or unknown to the Company or to Sellers, which existed on or prior to the Closing Date;

                         (e)  any product shipped or manufactured by, or any
services provided by, the Company prior to the Closing Date;

provided, Sellers shall not be relieved of their obligation to indemnify and hold Buyer Indemnitees harmless (1) by reason of having made a representation or warranty or having made a disclosure in the Schedules, based upon knowledge in the event that the knowledge of the Company or Sellers proved to be inaccurate or incorrect or (2) by reason of the fact that an adjustment of the Preliminary Purchase Price produced a more favorable situation for Buyer than contemplated.

     The remedies provided in this Section 11.2 will not be exclusive of or
                                   ------------
limit any other remedies that may be available to Buyer Indemnitees. There shall be taken into account the time cost of money using the Prime Rate in determining Damages.

               11.3 Indemnification and Payment of Damages by Sellers -- Environmental Matters. In addition to the provisions of Section 11.2, Sellers,
                                                        ------------
jointly and severally, shall indemnify and hold the Buyer Indemnitees harmless for, and shall pay to the Buyer Indemnitees, the amount of any Damages (including costs of Cleanup, containment or other remediation) arising, directly or indirectly, from or in connection with:

                         (a)  any Liabilities arising out of or relating to:
(1)(A) the ownership, operation or condition at any time on or prior to the Closing Date of any properties and assets (whether real, personal or mixed and whether tangible or intangible) in which the Company or Sellers have or had an interest or (B) any Hazardous Materials or other contaminants that were present on such properties and assets at any time on or prior to the Closing Date or
(2)(A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released or otherwise handled by the Company or Sellers or by any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date or (B) any Hazardous Activities that were, or were allegedly, conducted by the Company or Sellers or by any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date; or

                         (b)  any bodily injury (including illness, disability
and death, regardless of when any such bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person, including any employee or former employee of the Company or Sellers or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities at any time on or prior to the Closing Date, the operation of the Company prior to the Closing Date or from Hazardous Material that was (1) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing
Date) or (2) released or allegedly released by Sellers, the Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

     Buyer will be entitled to control any Cleanup, any related Proceeding and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 11.3. The procedure
                                            ------------
described in Section 11.2 will apply to any claim solely for monetary Damages
             ------------
relating to a matter covered by this Section 11.3.
                                     ------------

               11.4 Indemnification By Buyer. Buyer shall indemnify and hold Sellers and the Seller Indemnitees harmless for, and will pay to the Seller Indemnitees the amount of, all Damages arising, directly or indirectly, from or in connection with:

                         (a)  any Breach of any representation or warranty made
by Buyer in this Agreement;

                         (b)  any Breach of any representation or warranty made
by Buyer made in this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is expressly identified in the certificate delivered pursuant to Section 10.2(c) as having caused the condition specific in Section 8.2 not to be satisfied; or
                                 -----------

                         (c)  any Breach by Buyer of any covenant, agreement or
obligation of Buyer in this Agreement.

The remedies provided in this Section 11.4 will not be exclusive of or limit any
                              ------------
other remedies that may be available to Seller Indemnitees.

               11.5 Time Limitations. Buyer and Seller must assert any claims within 36 months after Closing, except (a) Buyer and Sellers must assert claims with respect to Sections 5.6 (Capitalization), 5.9 (Undisclosed Liabilities),
                ------------                   ---
5.19 (Employee Benefits), 5.21 (Environmental Laws), 5.28(a) (Product Warranty),
----                      ----                       -------
5.33 (Taxes), 5.34 (Title to Properties) and 7.13 (Transfer of Florida Assets)
----          ----                           ----
within the applicable period of the relevant statute of limitation plus 60 days and (b) any claim for indemnification or reimbursement not based upon any representation, warranty, covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.

               11.6 Indemnity Claims.

                         (a)  Notification of Claims. In the event that any
claim is hereafter asserted by a party hereto as to which such party may be entitled to indemnification hereunder (each a "Claim"), such party ("Indemnitee") shall notify the party required by the terms of this Agreement to indemnify the Indemnitee ("Indemnifying Party") thereof ("Claims Notice") within 30 days after (1) receipt of Notice of commencement of any third-party litigation against such Indemnitee, (2) receipt by such Indemnitee of written notice of any third-party claim pursuant to an invoice, notice of claim or assessment against such Indemnitee or (3) such Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party. The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, shall include a copy of the notice referred to in (1) and (2), above, shall indicate the amount, if known, or an estimate, if possible, of Damages that have been or may be incurred or suffered and shall state the name of the executive who shall represent the Indemnitee in the mediation provided for in Section 13.
                                            ----------

                         (b)  Defense of Third Party Claim by Indemnifying
Party. The Indemnifying Party may elect to defend or compromise any Claim by a third party ("Third Party Claim"), at its or his own expense and by its or his own counsel, who shall be reasonably acceptable to the Indemnitee. The election by the Indemnifying Party to defend or compromise a claim shall constitute an avowal by the Indemnifying Party that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such claim. The Indemnitee may participate, at its or his own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the approval of the Indemnitee, which approval shall not be unreasonably withheld or delayed, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party which would require the Indemnitee to perform or take any action or to refrain from performing or taking any action.

                         (c)  Assumption of Defense by Indemnitee.
Notwithstanding the foregoing, if an Indemnitee determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary Damages for which it would be entitled to indemnification under this Agreement, the Indemnitee may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Proceeding, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent, which may not be unreasonably withheld or delayed.

                         (d)  Sellers' Consent to Jurisdiction. Sellers hereby
consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Buyer Indemnitee for purposes of any Claim that an Indemnitee may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Sellers with respect to such a Claim anywhere in the world.

                         (e)  Defense of Claim by Indemnitee. If, within 30 days
of the Indemnifying Party's receipt of a Claim Notice involving a Third Party Claim, the Indemnifying Party shall not have notified the Indemnitee of its or his election to assume the defense, the Indem-nitee shall have the right to assume control of the defense or compromise of such Claim and the costs and expenses of such defense, including costs of investigation and reasonable attorneys' fees, shall be added to the Claim. The Indemnitee shall have the right to compromise such Claim without the consent of the Indemnifying Party.

                         (f)  Cooperation of Parties. The party assuming the
defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of the party's defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely notify the Indemnifying Party of the commencement of such actions in accordance with Section 11.6(a) shall relieve the
                                   --------------
Indemnifying Party from the obligation to indemnify under Section 11.2, 11.3 or
                                                          ------------  ----
11.4 or, as the case may be, but only to the extent the Indemnifying Party
----
establishes by competent evidence that it is has been materially and adversely prejudiced thereby.

               11.7 Right of Set-Off. If any Buyer Indemnitee has made a Claim in accordance with this Section 11, Buyer shall have the right to suspend
                        ----------
payments, if any, Buyer may owe at such time or from time to time thereafter by reason of the Contemplated Transactions, after Notice to Sellers specifying in reasonable detail the basis for such suspension, up to the entire amount of Buyer's good-faith estimate of the damages related to such Claim. If any Buyer Indemnitee is entitled to indemnification as provided in Section 11.2, and as
                                                         ------------
ultimately determined by written agreement among the parties hereto or pursuant to Section 13, Buyer shall have the right to set-off the entire amount thereof
   ----------
against the amounts, if any, which Buyer may owe at such time or from time to time thereafter to Sellers by reason of the Contemplated Transactions, after Notice to Sellers specifying in reasonable detail the basis for such set-off. The exercise of such rights of suspension or set-off by Buyer in good faith shall not constitute a default under the Notes or any instrument securing the Notes. Neither the exercise of nor the failure to exercise such rights of suspension or set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

               11.8 No Liability of the Company. In the event a Claim is made against Sellers for Buyer's Damages or an offset is made against the Notes or any other amount owed by Buyer to Sellers by reason of the Contemplated Transactions for Buyer's Damages, Sellers shall not, nor shall they be entitled to, maintain, assert or make a claim against the Company or its directors, officers, affiliates, successor or assigns for contribution, indemnity or for any other recovery, it being the intention of the parties hereto that after the Closing the Company shall have no liability, obligation or responsibility for any Breach or nonfulfillment of the representations, warranties, covenants or obligations of the Company or Sellers made in this Agreement. If applicable, claims will first be submitted to insurance carrier at time of incident.

               11.9 Contribution. In the event that one or more of Sellers is required to indemnify, and does indemnify, a Buyer Indemnitee, such Seller or Sellers shall have the right to contribution from any other Seller who paid less than his Proportionate Share of such indemnification obligation.

               11.10 Assignment of Indemnified Claims. If one or more of Sellers is required to indemnify, and does indemnify, a Buyer Indemnitee, Buyer shall, within 30 days of any Seller's written request, assign the portion of the claim which gave rise to such indemnification to Sellers in the proportions set forth in Section 3.1. Sellers shall bear all costs and expenses associated with such
   -----------
assignment, including, but not limited to, Buyer's attorneys' fees.

     12. Sellers' Agent. Sellers do hereby irrevocably constitute and appoint MICHAEL G. MAGEL ("Sellers' Agent") as their agent and attorney-in-fact, on their behalf and on behalf of each of them, (a) to perform all acts which, by the provisions of this Agreement and the Seller Ancillary Documents, are to be performed after the date hereof, (b) to execute and give, and to receive, all Notices required or permitted hereunder, (c) to contest, compromise and to otherwise deal with any and all set-offs, claims and Proceedings hereunder, (d) to participate as an Indemnified Party or as an Indemnitee in the mediation and arbitration procedures provided for in Section 13 and (e) generally, to act for
                                       ----------
and on behalf of Sellers and each of them in all matters connected with any claim for Damages by the Buyer Indemnitees with the same force and effect as though such act had been taken by them, or any one of them, personally. Sellers agree that the foregoing appointment and power are coupled with an interest and every party acting hereunder or under any other instrument executed or delivered in connection with the Contemplated Transactions shall be entitled to rely on any action taken or omitted by Sellers' Agent on behalf of Sellers. Sellers' Agent shall be the exclusive representative of Sellers with reference to the matters set forth in this Section 12 and Section 13, his actions shall be
                          ----------     ----------
binding on Sellers and Buyer shall have no duty to ascertain if Sellers' Agent is properly carrying out his obligations hereunder. In the event that Sellers' Agent is unable to perform as Sellers' Agent, a new Sellers' agent shall be appointed by Sellers to serve on the same terms contained in this Section 12.
                                                                  ----------

     13.  Mediation of Claims; Arbitration of Certain Claims.

               13.1 Party Mediation of Claims. In the event that a Claim is asserted by an Indemnitee against an Indemnifying Party and the Indemnifying Party disputes such Claim, the parties will attempt in good faith to resolve the dispute promptly by mediation between the parties who are involved in the Claim. Within 10 days after receipt of the Claims Notice, the Indemnifying Party shall submit to the Indemnitee a written response to such Claim describing (a) the specific facts and circumstances in reasonable detail as to why the Indemnifying Party disputes the Claim and (b) the name and title of the person who will represent the Indemnifying Party. The executive of Buyer and Sellers' Agent shall each have the authority to settle the Claim. The executive of Buyer and Sellers' Agent shall meet at a mutually acceptable time and place within 20 days of the date of the Indemnitee's Claims Notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute.

               13.2 Structured Mediation of Claims. If the Claim has not been resolved by mediation pursuant to Section 13.1 within 30 days after the
                                  ------------
Indemnitee's Claims Notice, or if the

Indemnifying Party will not meet within 20 days, either party may demand mediation of the Claim in accordance with the Commercial Mediation Rules of the American Arbitration Association (the "AAA") then in effect in accordance with the following procedures and provisions:

                         (a)  Qualification of Mediator. Unless the parties
agree otherwise, the mediator shall be a lawyer with excellent academic and professional credentials who (1) is or has been a partner in or counsel to a highly respected law firm for at least ten years as a practicing attorney specializing in either general commercial litigation or general corporate and commercial matters, (2) has had both training and experience as a mediator and
(3) is impartial.

                         (b)  Selection of Mediator. The party initiating
mediation of the Claim shall give the other party a written notice setting forth the list of the names and resumes of three persons who that party ("Initiating Party") believes would be qualified as a mediator. Within 15 days after delivery of this notice, the other party ("Recipient Party") shall give a counter-notice to the Initiating Party in which the Recipient Party may designate a person to serve as the mediator from among the three persons listed by the Initiating Party, or if no such selection is made, the Recipient Party may set forth a list of names and resumes of three persons who the Recipient Party believes to be qualified as a mediator. Within 10 days after delivery of the counter-notice the Initiating Party may designate a person to serve as mediator from among the three persons listed by the Recipient Party. If the parties cannot agree on a mediator from the three nominees submitted by each party, the mediator shall be selected by the President or the Regional Vice President of the AAA.

                         (c)  Mediation Session. Within 30 days after the
mediator has been selected, both parties and their respective attorneys shall meet with the mediator for one mediation session of at least four hours. The executive of Buyer and Sellers' Agent shall each have authority to settle the Claim. Efforts to reach a settlement will continue until the conclusion of the proceeding, which is deemed to occur when: (1) a written settlement is reached,
(2) the mediator concludes and informs the parties in writing that further efforts would not be useful or (3) the parties agree in writing that an impasse has been reached. Neither party may withdraw before the conclusion of the proceeding, provided, if a party breaches this duty, such party shall pay all of the costs and expenses of the mediator. Except as provided in the immediately preceding sentence, each party shall pay its or his costs and expenses of the mediation, including attorneys' fees, and the costs and expenses of the mediator shall be shared equally by the parties.

                         (d)  Failure to Settle in Mediation. If the Claim
cannot be settled as a result of the mediation sessions, the mediation process shall end and the Claim shall be resolved by arbitration as provided in Section
                                                                        -------
13.3 or be subject to judicial process as provided in Sections 13.3 and 13.6.
----                                                  -------------     ----

                         (e)  Confidentiality of Mediation. All conferences and
discussions which occur in connection with the mediation conducted pursuant to this Agreement shall be deemed settlement discussions and nothing said or disclosed nor any document produced which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

                         (f)  Obligation to Mediate. The parties regard the
obligation to mediate as an essential provision of this Agreement and one that is legally binding on them. In case of a violation of such obligation by either party, the other may bring an action to seek enforcement of such obligation in any court of law having jurisdiction thereof.

          13.3 Arbitration of Certain Claims. If the Claim has not been resolved pursuant to the mediation procedures outlined in Sections 13.1 and 13.2 within
                                                 -------------     ----
70 days of the initiation of such procedure, or if either party will not participate in the mediation, the Claim, provided that it involves misrepresentation or breach of warranty or alleged misrepresentation or breach of warranty, but not an alleged non-fulfillment of any covenant, agreement or obligation, whether contained in this Agreement or otherwise, shall be determined by means of arbitration before the AAA. The AAA Commercial Arbitration Rules, as the same may be amended from time to time in the future, shall be applicable in the arbitration, provided, that the arbitration shall be conducted by three arbitrators, all of whom shall be appointed by the AAA from a panel of at least 10 qualified arbitrators. Each party shall have the right to strike three names from the panel proposed by the AAA. The parties shall furnish each other with the originals or true copies of all books, records and other documents in their possession which the may be requested by the other party. Any decision or award of the arbitrator shall be final and binding upon the parties. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award or any order of enforcement, as the case may be. The arbitrators may grant injunctive relief, including temporary, preliminary, permanent and mandatory injunctive relief. No Claim between the parties hereto which arises by reason of any non-fulfillment or alleged non-fulfillment of any covenant, agreement or obligation, whether contained in this Agreement or otherwise, shall be so arbitrable. The arbitrators are empowered to apportion the costs and expenses of arbitration, including costs of investigation and reasonable attorneys' fees, among the parties in such manner as they deem reasonable. In the conduct of the arbitration:

                         (a)  Summaries of any expert testimony, along with
copies of all documents to be submitted as exhibits, shall be exchanged at least 10 days before the arbitration under procedures set up by the arbitrator.

                         (b)  Each party's presentation at the arbitration
hearing shall be limited to a maximum of five hours and the hearing shall be completed within a maximum of five days.

                         (c)  The arbitration decision shall be rendered no
later than 30 days after the final day of the hearing.

                         (d)  The arbitration shall be held in Cincinnati, Ohio
and governed by the laws of the State of Ohio and the United States Arbitration Act, 9 U.S.C.(S).1-16.

          13.4 Exclusive Procedures. The procedures specified in this Section 13
                                                                      ----------
shall be the sole and exclusive procedures for the resolution of Claims between the parties arising out of or relating to the matters subject to mediation and arbitration as provided herein, provided, that a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the parties will continue to participate in good faith in the procedures specified in this Section 13.
                             ----------

          13.5 Tolling of Statutes of Limitation. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 13 are
                                                                  ----------
pending. The parties will take such action, if any, required to effectuate such tolling.

          13.6 Exclusions From Section 13. The determination of Shareholders' Equity shall be resolved pursuant to the provisions of Section 3.2(b), not this
                                                       --------------
Section 13, and a Claim for a Breach of a covenant, agreement or obligation
----------
shall be resolved by judicial process, not this Section 13.
                                                ----------

     14. Miscellaneous Provisions.

               14.1 Confidentiality of Agreement. Each party agrees that it or he will treat in confidence all documents, materials and other information which such party shall have obtained regarding the other parties during the course of the negotiations leading to the consummation of the Contemplated Transactions (whether obtained before or after the date hereof), the investigation provided for herein and the preparation of this Agreement and other related documents and, in the event the Contemplated Transactions shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its Affiliates, counsel, accountants, financial advisors or lenders, and in the case of the Company, to its Affiliates, counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Shares; provided, that after the Closing, Buyer may use or disclose any confidential information included in the Company's assets, properties or rights or otherwise reasonably related to the Company or the Company's assets, properties or rights. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (a) is or becomes available to such party from a source other than such party, (b) is or becomes available to the public other than as a result of disclosure by such party or its agents, (c) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed or (d) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

               14.2 Consent to Jurisdiction. Each of the parties hereto consents and voluntarily submits to personal jurisdiction in the State of Ohio and in the courts located in Hamilton County, Ohio and the United States District Court for the Southern District of Ohio in any Proceeding arising out of or relating to this Agreement which is not subject to arbitration as provided in Section 13.3 and agrees that all claims in respect of the Proceeding may be
   ------------
heard and determined in any such court. Each of the parties hereto further consents and agrees that such party may be served with process in the same manner as a Notice may be given under Section 14.14. The Company and Sellers
                                      -------------
agree that any action instituted by either of them against Buyer with respect to this Agreement will be instituted exclusively in the United States District Court for the Southern District of Ohio or, if such Court does not have jurisdiction to adjudicate such action, in the Courts of the State of Ohio located in Hamilton County, Ohio. The Company and Sellers irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action with respect to this Agreement in the United States District Court for the Southern District of Ohio and the Courts of the State of Ohio located in Hamilton County, Ohio. Each party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

               14.3 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Legal Requirement shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with particularity and describes the relevant facts in detail. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, covenant and obligation contained herein shall have independent significance. If any party has breached any representation, warranty, covenant or obligation contained herein in any respect, the fact that there exists another representation, warranty, covenant or obligation relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, covenant or obligation. Unless the context clearly states otherwise, the use of the singular or plural in this Agreement shall include the other and the use of any gender shall include all others. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

               14.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

               14.5 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter herein contained and supersedes all prior agreements, correspondence, arrangements and understandings relating to the subject matter hereof. This Agreement may be amended, modified, superseded or canceled only by a written instrument signed by all of the parties hereto and any of the terms, provisions and conditions hereof may be waived, only by a written instrument signed by the waiving party.

               14.6 Exhibits and Schedules. All Exhibits and Schedules hereto shall constitute part of this Agreement and shall be deemed to be incorporated herein by reference, in their entirety and made a part hereof, as if set out in full at the point where they first are mentioned. References in this Agreement to a specific Schedule shall refer solely to such Schedule and shall not be deemed to include material included in any other Schedule, unless the Schedule specifically states that the material is to be included in another specified Schedule.

               14.7 Expenses. Except as otherwise specifically provided in this
Section 14.7, each party to this Agreement will bear its or his own expenses
------------
incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transaction, including all fees and expenses of agents, representatives, counsel and accountants, provided Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of the termination of this Agreement, the obligation of each party to pay its or his own expenses will be subject to any rights of each party arising from a Breach of this Agreement by another party.

               14.8 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

               14.9 Governing Law. This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Ohio, without giving effect to any conflict of law rule or principle that might require the application of the laws of another jurisdiction.

               14.10 Headings; Sections Titles. Section titles, captions and headings in this Agreement are included for purposes of convenience only and shall not be considered a part of the Agreement in construing or interpreting any of its provisions. All references in this Agreement to Sections shall refer to Sections of this Agreement unless the context clearly otherwise requires.

               14.11 Invalidity of Provisions; Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall to any extent be held in any Proceeding to be invalid, illegal or unenforceable, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected thereby and shall be valid, legal and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed herein.

Notwithstanding the foregoing, each party hereto agrees that it has reviewed the provisions of this Agreement and that the same, taken as a whole, are fair and reasonable. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               14.12 No Public Announcement. Neither Buyer, the Company nor Sellers shall, without the approval of the other, make any press release or other public announcement concerning the Contemplated Transactions, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange, in which case the other party shall be advised and the parties shall use their Reasonable Best Efforts to cause a mutually agreeable release or announcement to be issued; provided, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions and Buyer shall have the right to be present for any such communication.

               14.13 No Third Party Beneficiaries. This Agreement is not intended to, and shall not be construed to, confer upon any third Person any right, remedy or benefit nor is it intended to be enforceable by any third Person and shall only be enforceable by the parties hereto and their respective successors, permitted assigns, heirs and personal representatives.

               14.14  Notices.

                        (a) Giving of Notices. All Notices shall be deemed to have been given if in writing and (1) personally delivered against a written receipt, (2) sent by confirmed telephonic facsimile or (3) delivered to a reputable express messenger service (such as Federal Express, DHL Courier and United Parcel Service) for overnight delivery, addressed as follows (or to such other address as a party shall have given Notice to the other):

         If to Sellers:                          Michael G. and Judith A. Magel
                                                 1195 Tallevast Road
                                                 Sarasota, Florida 34243
                                                 Facsimile: 941-359-0110

         If to Sellers:                          Eric D. Magel
                                                 1195 Tallevast Road
                                                 Sarasota, Florida 34243
                                                 Facsimile: 941-359-0110

         If to Sellers:                          David A. and Michelle L. Nosker
                                                 530 Windmere Drive
                                                 Troy, Ohio 45373
                                                 Facsimile: 937-335-0934

         If to Sellers:                          Wilfred B. Bruns
                                                 1675 W. State Rt. 571
                                                 Tipp City, Ohio 45371
                                                 Facsimile: 937-335-0934

         If to Sellers' Agent:                   Michael G. Magel
                                                 1195 Tallevast Road
                                                 Sarasota, Florida 34243
                                                 Facsimile: 941-359-0110


         With a copy to (which shall             Faust, Harrelson, Fulker,
         not constitute notice):                 McCarthy & Schlemmer
                                                 12 South Cherry Street
                                                 PO Box 8
                                                 Troy, Ohio 45373
                                                 Attn: William J. Fulker, Esq.
                                                 Facsimile: 937-339-7155

         If to Buyer:                            MCC-Premiere, LLC
                                                 425 Walnut Street
                                                 Suite 1300
                                                 Cincinnati, Ohio 45202
                                                 Attn: Secretary
                                                 Facsimile: (513) 345-1102

         With a copy to (which shall             Greenebaum Doll & McDonald pllc
         not constitute notice):                 2800 Chemed Center 255
                                                 East Fifth Street
                                                 Cincinnati, Ohio 45202
                                                 Attn: C. Christopher Muth, Esq.
                                                 Facsimile: (513) 455-8500

                    (b) Time Notices Deemed Given. All Notices shall be effective upon being properly personally delivered, upon confirmation of a telephonic facsimile or upon the delivery to a reputable express messenger service. The period in which a response to any such Notice must be given shall commence to run from the date on the receipt of a personally delivered Notice, the date of confirmation of a telephonic facsimile or two days following the proper delivery of the Notice to a reputable express messenger service, as the case may be.

               14.15 Post-Closing Access. Following the Closing, the Company shall provide Sellers reasonable access to the Books and Records of the Company related to periods prior to Closing for purposes of preparing such Sellers' federal, state and local income Tax Returns and for such other purposes as may be reasonably requested by such Seller.

               14.16 Specific Performance. The Company, Sellers and Buyer acknowledge and agree that the other would be damaged irreparably in the event any of the provisions of this

Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Company and Sellers, on the one hand, and Buyer on the other, agree that the other shall be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over Buyer, the Company or Sellers and the matter (subject to the provisions set forth in Section 14.2), in addition to any other remedy to which
                        ------------
it or he may be entitled, at law or in equity.

                    14.17  Successors and Assigns.

                              (a) Assignment. The rights of any party under this
Agreement shall not be assignable by such party hereto prior to the Closing without the consent of the others.

                              (b) Successors. All of the terms, provisions and
conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and permitted assigns, heirs and personal representatives. The successors and permitted assigns hereunder shall include without limitation, in the case of Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation, including successive mergers or liquidations, or otherwise). This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties and their successor and permitted assigns.

                    14.18 Time of Essence. Time is of the essence to the performance of the obligations set forth in this Agreement.

                    14.19 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  In Witness Whereof, the parties hereto have duly executed this Agreement as of the date first above written.

                         ***Signature Pages Follow***

                                       MCC-TROY, LLC

                                       By: /s/ Dawn H. Bertsche
                                           ------------------------------
                                           Dawn H. Bertsche, Secretary
                                                   ("Buyer")

               [Signature Page to the Stock Purchase Agreement]

                                        PREMIERE LABELS, INC.

                                        By: /s/ Michael G. Magel
                                            -----------------------------------
                                            Michael G. Magel, Vice President
                                                        ("Company")


               [Signature Page to the Stock Purchase Agreement]

                                                    /s/ Michael G. Magel
                                                    ---------------------------
                                                    MICHAEL G. MAGEL
                                                           ("M. Magel")

               [Signature Page to the Stock Purchase Agreement]

                                                    /s/ Judith A. Magel
                                                    ---------------------------
                                                    JUDITH A. MAGEL
                                                         ("J. Magel")

               [Signature Page to the Stock Purchase Agreement]

                                                   /s/ Eric D. Magel
                                                   ----------------------------
                                                   ERIC D. MAGEL
                                                           ("E. Magel")

               [Signature Page to the Stock Purchase Agreement]

                                                    /s/ David A. Nosker
                                                    ---------------------------
                                                    DAVID A. NOSKER
                                                            ("D. Nosker")

               [Signature Page to the Stock Purchase Agreement]

                                                    /s/ Michelle L. Nosker
                                                    ---------------------------
                                                    MICHELLE L. NOSKER
                                                            ("M. Nosker")

               [Signature Page to the Stock Purchase Agreement]

                                                   /s/ Wilfred B. Bruns
                                                   -----------------------------
                                                   WILFRED B. BRUNS
                                                              ("Bruns")

               [Signature Page to the Stock Purchase Agreement]

                           APPENDIX OF DEFINED TERMS

"AAA" has the meaning set forth in Section 13.2.
                                   ------------

"Accredited Investor" has the meaning described in Regulation D promulgated under the Securities Act of 1933.

"Acquisition Balance Sheet" has the meaning set forth in Section 5.8.
                                                         -----------

"Adverse Effect" means any condition, change or event that would materially and adversely affect the Business, operations, properties (including intangible properties) or financial condition of the Company or Buyer, as the case may be, taken as a whole.

"Affiliate" means (1) a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is controlled by a Person that controls, such Person, (2) any trust or estate in which such Person has a beneficial interest or as to which such Person serves as a trustee or in another fiduciary capacity or (3) any spouse, parent or lineal descendent of such Person. As used in this definition, "control" means possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership of securities, partnership or other ownership interests, by contract or otherwise.

"Agreement" means this Stock Purchase Agreement and the Exhibits and Schedules, including any supplements thereto.

"Arthur Andersen" has the meaning set forth in Section 3.2(b).
                                               --------------

"Benefit Plans" means all Welfare Plans, Pension Plans and Compensation Plans, collectively.

"Breach" A Breach of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (1) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision or (2) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision; and the term Breach means any such inaccuracy, breach, failure, claim, occurrence or circumstance and each of the parties hereto shall cause the deliveries for which such party is responsible at the Closing to be duly and timely made.

"Bruns" has the meaning set forth in the preamble of this Agreement.

"Business Day" means a day of the year on which banks are not authorized to be closed in the City of New York.

"Buyer" has the meaning set forth in the preamble to this Agreement.

"Buyer Indemnitees" means any of the Company, Buyer or their respective Affiliates, successors and assigns.

"Charge-Off Balance" has the meaning set forth in Section 3.1(b).
                                                  --------------

"Claim" has the meaning set forth in Section 11.6(a).
                                     ---------------

"Claims Notice" has the meaning set forth in Section 11.6(a).
                                             ---------------

"Cleanup" has the meaning set forth in the definition of Environmental, Health and Safety Liabilities.

"Closing" has the meaning set forth in Section 4.1.
                                       -----------

"Closing Date" has the meaning set forth in Section 4.2.
                                            -----------

"Closing Date Balance Sheet" means the final version of the Draft Closing Date Balance Sheet agreed to by the parties.

"Code" means the Internal Revenue Code of 1986, as it has or may been or may be amended, or any successor law and regulations issued by the IRS pursuant to the Code or any successor law.

"Common Stock" has the meaning set forth in Section 5.6(a).
                                            --------------

"Company Agreements" has the meaning set forth in Section 5.31.
                                                  ------------

"Compensation Plans" has the meaning set forth in Section 5.19(a).
                                                  ---------------

"Computers" means all computers and computer systems owned, leased or used by Company, including software, communication links and storage media.

"Contemplated Transactions" means all of the transactions contemplated by this Agreement, including the sale of the Shares by Sellers to Buyer, the execution and delivery of the Seller Ancillary Documents, the performance of the parties' respective covenants and obligations under this Agreement and Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

"Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person, whether by ownership of securities, contract, law or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

"Copyrights" means all original works of authorship, whether published or unpublished, fixed in any tangible medium protected by the Copyright Act 17 U.S.C.(S).101 et. seq.

"D. Nosker" has the meaning set forth in the preamble to this Agreement.

"Damages" means all debts, obligations, losses, claims, damages (including incidental and consequential damages), liabilities, deficiencies, Proceedings, demands, assessments, orders, judgments, writs, decrees, costs and other expenses (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, of any nature and of any kind whatsoever.

"DB Plan" means the funding method used in each of the Pension Plans subject to Title I, Subtitle B, Part 3 of ERISA.

"Deloitte" has the meaning set forth in Section 3.2(b).
                                        --------------

"Draft Closing Date Balance Sheet" has the meaning set forth in Section 3.2(a).
                                                                --------------

"E. Magel" has the meaning set forth in the preamble to this Agreement.

"Encumbrance" means any charge, claim, community property, interest, condition, equitable interest, Lien, option, pledge, right of refusal, security interest or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

"Environmental, Health and Safety Liabilities" means any cost, Damages, expense, liability, obligation or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

         (1) any environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health and regulation of chemical substances or products);

         (2) fines, penalties, judgments, awards, settlements, legal or administrative Proceedings, Damages, losses, claims, demands and response and investigative, remedial or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

         (3) financial responsibility under Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, including any investigation, Cleanup, removal, containment or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource Damages; or

     (4) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S).9601 et seq., as amended ("CERCLA") and any equivalent state law.

"Environmental Law" means any Legal Requirement that requires or relates to:

     (1) advising appropriate authorities, employees and the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (2) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

     (3) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

     (4) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (5)  protecting resources, species or ecological amenities;

     (6) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

     (7) cleaning up pollutants that have been Released, preventing the threat of Release or paying the costs of such Cleanup or prevention;

     (8) making responsible parties pay private parties, or groups of them, for Damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets; or

     (9)  Occupational Safety and Health Law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means, with respect to the Company, any other Person that, together with the Company, would be treated as a single employer under section 414 of the Code.

"Estimated Shareholders' Equity" has the meaning set forth in Section 3.2(e).
                                                              --------------

"Facilities" means any real property, leaseholds or other real property interests owned by the Company and any buildings, plants, structures or equipment (including motor vehicles, tank cars and rolling stock), that are currently or formerly owned, operated or leased by the Company.

"Financial Statements" has the meaning set forth in Section 5.8.
                                                    -----------

"Fringe Benefits" has the meaning set forth in section 132 of the Code.

"GAAP" means generally accepted United States accounting principles.

"Governmental Authorizations" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" means any (1) nation, state, county, city, town, village, district or other jurisdiction of any nature, (2) federal, state, local, municipal, foreign or other governmental organization or body, (3) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal),
(4) multi-national organization or body or (5) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

"Government Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

"Group Health Plan" has the meaning set forth in section 4980B(g)(2) of the Code.

"Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment and any other act, business, operation or thing that materially increases the danger, or risk of danger, or poses an unreasonable risk of harm to Persons or property on or off the Facilities, or that materially affects the value of the Facilities or the Company.

"Hazardous Materials" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive, toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"Indemnitee" has the meaning set forth in Section 11.6(a).
                                          ---------------

"Indemnifying Party" has the meaning set forth in Section 11.6(a).
                                                  ---------------

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

"Initiating Party" has the meaning set forth in Section 13.2(b).
                                                ---------------

"Intellectual Property" means all Marks, Patents, Copyrights, Rights in Mask Works and Trade Secrets.

"Interim Balance Sheet" has the meaning set forth in Section 5.8.
                                                     -----------

"Interim Period" has the meaning set forth in Section 5.8(c).
                                              --------------

"IRS" means the Internal Revenue Service.

"J. Magel" has the meaning set forth in the preamble to this Agreement.

"Knowledge" means (1) with respect to Buyer, the actual knowledge (without any duty of independent investigation) of those persons holding executive offices of Buyer and (2) with respect to the Company and Sellers, the knowledge of Sellers and the existing officers and directors of the Company and those persons who were officers and directors of the Company within the last five years.

"Lender" has the meaning set forth in Section 3.1(b).
                                      --------------

"Legal Requirement" means any applicable federal, state, local, municipal, foreign, international, multinational or other administrative Order, constitution, law, ordinance, principle of common law, regulation, statute or treaty, the failure to comply with which would have an Adverse Effect.

"Liability" means debts, obligations, duties or liabilities of every type and trade, known or unknown, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, assertable or unassertable, fixed, contingent, absolute or otherwise.

"Lien" means any lien, claim, Encumbrance, security interest, option, mortgage, mortgage note, deed of trust, easement, license, leasehold interest, right of way, title defect, charge, restriction or right of any third party of any kind upon any properties or assets in which the Company has an interest.

"M. Magel" has the meaning set forth in the preamble to this Agreement.

"M. Nosker" has the meaning set forth in the preamble to this Agreement.

"Marks" means all fictional business names, trading names, registered and unregistered trademarks, service marks and applications.

"Multiemployer Plans" has the meaning set forth in either section 3(37) of ERISA or section 414(f) of the Code.

"Notices" means all requests, consents, approvals, waivers, demands and other communications hereunder.

"Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order" means any award, decision, injunction, judgment, unit, decree, subpoena or verdict entered, issued, as made or rendered by any court administration agency or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" means conduct occurring in the usual and customary operation of the Business.

"Patents" means all patents, patent applications and inventions and discoveries that may be patentable.

"PBGC" means a Pension Benefit Guaranty Corporation.

"Pension Plan" means any "employee pension benefit plans" as defined in section 3(2) of ERISA.

"Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability partnership or company, firm, joint venture, association, joint-stock company, estate, trust, unincorporated organization, labor union or other governmental or regulatory body or entity.

"Plan Sponsor" has the meaning set forth in section 3(16)(B) of ERISA.

"Preliminary Purchase Price" has the meaning set forth in Section 3.1.
                                                          -----------

"Prime Rate" has the meaning set forth in Section 3.2(e)(1).
                                          -----------------

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, a Governmental Body or arbitrator.

"Prohibited Transaction" has the meaning set forth in section 4975(c)(1) of the Code.

"Proprietary Rights Agreement" has the meaning set forth in Section 5.20(c).
                                                            ---------------

"Proportionate Share" means, for each Seller, the percentage set forth opposite such Seller's name in Section 3.1.
                      -----------

"Purchase Price" has the meaning set forth in Section 3.3.
                                              -----------

"Reasonable Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

"Receivables" has the meaning set forth in Section 5.11.
                                           ------------

"Recipient Party" has the meaning set forth in Section 13.2(b).
                                               ---------------

"Related Person" has the meaning set forth in section 267(b) of the IRC.

"Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

"Reportable Event" has the meaning set forth in section 4043(b) of ERISA and the regulations of the PBGC thereunder.

"Rights in Mask Works" means all rights in mask works.

"Schedules" means all of the schedules of disclosure of even date herewith delivered by the Company and Sellers to Buyer.

"Section" All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement.

"Sellers" has the meaning set forth in the preamble to this Agreement.

"Seller Ancillary Documents" means all other agreements, certificates or documents contemplated herein to be executed and delivered by Sellers at the Closing.

"Seller Indemnitees" means each Seller and their respective directors, officers, shareholders, Affiliates, heirs, successors and assigns.

"Shareholders" has the meaning set forth in the preamble to this Agreement.

"Shares" has the meaning set forth in Section 5.6(a).
                                      --------------

"Software" means all software used on or stored or resident in the Computers.

"Standard Termination" has the meaning set forth in section 4041(b) of ERISA.

"Shareholders' Equity" has the meaning set forth in Section 3.2(e)(1).
                                                    -----------------

"Subsidiaries" has the meaning set forth in Section 5.7.
                                            -----------

"Survey" has the meaning set forth in Section 7.4(d).
                                      --------------

"Tax" means any taxes, however denominated, including income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, estate tax, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, sales, use, transfer, registration, alternative or add-on minimum, estimated or other tax of any kind whatsoever and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other arrangement relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee, including any interest, penalty or addition thereto, whether disputed or not.

"Tax Returns" means any return (including any information return), report, declaration of estimated Taxes, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that my result from such release.

"Threatened" A claim, Proceeding, dispute action or other matter shall have been Threatened if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

"Third Party Claim" has the meaning set forth in Section 11.6(b).
                                                 ---------------

"Trade Secrets" means all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints.

"Undisclosed Liabilities" means any Liabilities not otherwise disclosed pursuant to Section 5.9.
   -----------

"VEBA" has the meaning set forth in Section 5.19(a).
                                    ---------------

"Welfare Plans" means any "employee welfare benefit plans" as defined in section 3(1) of ERISA.